CWMBS, INC.,

Depositor

COUNTRYWIDE HOME LOANS SERVICING LP,

Master Servicer

and

THE BANK OF NEW YORK,

Trustee

___________________________________

POOLING AND SERVICING AGREEMENT

Dated as of January 1, 2006

__________________________________

LUMINENT MORTGAGE TRUST 2006-1

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

Table of Contents

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01.	Conveyance of Mortgage Loans.
SECTION 2.02.	Acceptance by Trustee of the Mortgage Loans.
SECTION 2.03.	Representations, Warranties and Covenants of the Master Servicer and Breach of Representations under the Mortgage Loan Purchase Agreement or Countrywide Purchase Agreement.
SECTION 2.04.	Representations and Warranties of the Depositor as to the Mortgage Loans.
SECTION 2.05.	Delivery of Opinion of Counsel in Connection with Substitutions.
SECTION 2.06.	Execution and Delivery of Certificates.
SECTION 2.07.	REMIC Matters.
SECTION 2.08.	Covenants of the Master Servicer.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Service Mortgage Loans.
SECTION 3.02.	Subservicing; Enforcement of the Obligations of Subservicers.
SECTION 3.03.	Rights of the Depositor and the Trustee in Respect of the Master Servicer.
SECTION 3.04.	Trustee to Act as Master Servicer.
SECTION 3.05.	Collection of Mortgage Loan Payments; Certificate Account; Distribution Account; Carryover Shortfall Reserve Fund; Supplemental Loan Account; Capitalized Interest Account.
SECTION 3.06.	Collection of Taxes, Assessments and Similar Items; Escrow Accounts.
SECTION 3.07.	Access to Certain Documentation and Information Regarding the Mortgage Loans.
SECTION 3.08.	Permitted Withdrawals from the Certificate Account; the Distribution Account and the Carryover Shortfall Reserve Fund.
SECTION 3.09.	Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.
SECTION 3.10.	Enforcement of Due-on-Sale Clauses; Assumption Agreements.
SECTION 3.11.	Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.
SECTION 3.12.	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.13.	Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee.
SECTION 3.14.	Servicing Compensation.
SECTION 3.15.	Access to Certain Documentation.
SECTION 3.16.	Annual Statement as to Compliance.
SECTION 3.17.	[Reserved].
SECTION 3.18.	Errors and Omissions Insurance; Fidelity Bonds.
SECTION 3.19.	Notification of Adjustments.
SECTION 3.20.	[Reserved].
SECTION 3.21.	Prepayment Charges.

ARTICLE IV

DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

SECTION 4.01.	Advances.
SECTION 4.02.	Priorities of Distribution.
SECTION 4.03.	Allocation of Net Deferred Interest.
SECTION 4.04.	Allocation of Realized Losses.
SECTION 4.05.	[Reserved].
SECTION 4.06.	Monthly Statements to Certificateholders.
SECTION 4.07.	[Reserved].

SECTION 4.08.	Determination of Pass-Through Rates for LIBOR Certificates.
SECTION 4.09.	Distributions and Allocations of Realized Losses on the REMIC Regular Interests.

REMIC II:

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.
SECTION 5.02.	Certificate Register; Registration of Transfer and Exchange of Certificates.
SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04.	Persons Deemed Owners.
SECTION 5.05.	Access to List of Certificateholders' Names and Addresses.
SECTION 5.06.	Maintenance of Office or Agency.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Respective Liabilities of the Depositor and the Master Servicer.
SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.
SECTION 6.03.	Limitation on Liability of the Depositor, the Master Servicer and Others.
SECTION 6.04.	Limitation on Resignation of Master Servicer.

ARTICLE VII

DEFAULT

SECTION 7.01.	Events of Default.
SECTION 7.02.	Trustee to Act; Appointment of Successor.
SECTION 7.03.	Notification to Certificateholders.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.	Duties of Trustee.
SECTION 8.02.	Certain Matters Affecting the Trustee.
SECTION 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.
SECTION 8.04.	Trustee May Own Certificates.
SECTION 8.05.	Trustee's Fees and Expenses.
SECTION 8.06.	Eligibility Requirements for Trustee.
SECTION 8.07.	Resignation and Removal of Trustee.
SECTION 8.08.	Successor Trustee.
SECTION 8.09.	Merger or Consolidation of Trustee.
SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11.	Tax Matters.

ARTICLE IX

TERMINATION

SECTION 9.01.	Termination upon Liquidation or Purchase of all Mortgage Loans.
SECTION 9.02.	Final Distribution on the Certificates.
SECTION 9.03.	Additional Termination Requirements.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01.	Amendment.
SECTION 10.02.	Recordation of Agreement; Counterparts.
SECTION 10.03.	Governing Law.
SECTION 10.04.	Intention of Parties.
SECTION 10.05.	Notices.

SECTION 10.06.	Severability of Provisions.
SECTION 10.07.	Assignment.
SECTION 10.08.	Limitation on Rights of Certificateholders.
SECTION 10.09.	Inspection and Audit Rights.
SECTION 10.10.	Certificates Nonassessable and Fully Paid.
SECTION 10.11.	[Reserved].
SECTION 10.12.	Protection of Assets.

ARTICLE XI

EXCHANGE ACT REPORTING

SECTION 11.01.	Filing Obligations.
SECTION 11.02.	Form 10-D Filings.
SECTION 11.03.	Form 8-K Filings.
SECTION 11.04.	Form 10-K Filings.
SECTION 11.05.	Sarbanes-Oxley Certification.
SECTION 11.06.	Form 15 Filing.
SECTION 11.07.	Report on Assessment of Compliance and Attestation.
SECTION 11.08.	Use of Subservicers and Subcontractors.
SECTION 11.09.	Amendments.

SCHEDULES

Schedule I:	Mortgage Loan Schedule
Schedule I-A:	Prepayment Charge Schedule
Schedule II:	Representations and Warranties of Master Servicer
Schedule III:	Representations and Warranties of Luminent as to all of the Mortgage Loans
Schedule IV:	Principal Balance Schedules [if applicable]
Schedule V:	Form of Monthly Master Servicer Report

EXHIBITS

Exhibit A:	Form of Senior Certificate
Exhibit B:	Form of Subordinated Certificate
Exhibit C-1:	Form of Class A-R Certificate
Exhibit C-2:	Form of Class P Certificate
Exhibit D:	Form of Notional Amount Certificate
Exhibit E:	Form of Reverse of Certificates
Exhibit F-1:	Form of Initial Certification of Trustee (Initial Mortgage Loans)
Exhibit F-2:	Form of Initial Certification of Trustee (Supplemental Mortgage Loans)
Exhibit G-1:	Form of Delay Delivery Certification of Trustee (Initial Mortgage Loans)
Exhibit G-2:	Form of Delay Delivery Certification of Trustee (Supplemental Mortgage Loans)
Exhibit H-1:	Form of Final Certification of Trustee (Initial Mortgage Loans)
Exhibit H-2:	Form of Final Certification of Trustee (Supplemental Mortgage Loans)
Exhibit I:	Form of Transfer Affidavit
Exhibit J-1:	Form of Transferor Certificate (Residual)
Exhibit J-2:	Form of Transferor Certificate (Private)
Exhibit K:	Form of Investment Letter [Non-Rule 144A]
Exhibit L:	Form of Rule 144A Letter

Exhibit M:	Form of Request for Release (for Trustee)
Exhibit N:	Form of Request for Release of Documents (Mortgage Loan)

Paid in Full, Repurchased and Replaced)

Exhibit O:	Standard & Poor’s LEVELS® Version 5.6c Glossary Revised, Appendix E
Exhibit P:	Form of Supplemental Transfer Agreement
Exhibit Q:	Officer’s Certificate with respect to Prepayments
Exhibit R:	Monthly Report
Exhibit S-1:	Form of Performance Certification (Subservicer)
Exhibit S-2:	Form of Performance Certification (Trustee)
Exhibit T:	Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement
Exhibit U:	List of Item 1119 Parties
Exhibit V:	Form of Sarbanes-Oxley Certification (Replacement of Master Servicer)
Exhibit W:	List of Appraisal Firms

THIS POOLING AND SERVICING AGREEMENT, dated as of January 1, 2006, among CWMBS, INC., a Delaware corporation, as depositor (the “Depositor”), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the “Master Servicer”), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

WITNESSETH THAT:

In consideration of the mutual agreements contained in this Agreement, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (excluding the Carryover Shortfall Reserve Fund, the Supplemental Loan Account and the Capitalized Interest Account) subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-I Residual Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
LT1	Variable (2)	$566,564,428.22	April 25, 2036
LT1PF	Variable (2)	$9,557,396.18	April 25, 2036
LTP	Variable (2)	$100.00	April 25, 2036

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
LT-AA-SR	Variable (2)	$ 506,727,620.00	April 25, 2036
LT-AA-SUB	Variable (2)	$ 57,871,669.91	April 25, 2036
LT-A1-SR	Variable (2)	$ 3,102,410.00	April 25, 2036
LT-A2-SR	Variable (2)	$ 1,292,670.00	April 25, 2036
LT-A3-SR	Variable (2)	$ 775,610.00	April 25, 2036
LT-M-SUB	Variable (2)	$ 195,880.00	April 25, 2036
LT-B1-SUB	Variable (2)	$ 132,510.00	April 25, 2036
LT-B2-SUB	Variable (2)	$ 89,300.00	April 25, 2036
LT-B3-SUB	Variable (2)	$ 72,020.00	April 25, 2036
LT-B4-SUB	Variable (2)	$ 57,610.00	April 25, 2036
LT-B5-SUB	Variable (2)	$ 43,207.24	April 25, 2036
LT-ZZ-SR	Variable (2)	$ 5,170,690.00	April 25, 2036
LT-ZZ-SUB	Variable (2)	$ 590,527.24	April 25, 2036
LT-P	Variable (2)	$ 100.00	April 25, 2036
LT-A-R	Variable (2)	$ 100.00	April 25, 2036

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.

REMIC III

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Residual Interest will be the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates that evidence “regular interests” or “residual interests” in REMIC III.

Designation	Pass-Through Rate(2)	Minimum Denomination	Integral Multiples in Excess of Minimum	Initial Aggregate Certificate Balance	Latest Possible Maturity Date(1)
Class A-1	Variable	$25,000	$1,000	$310,241,000.00	April 25, 2036
Class A-2	Variable	$25,000	$1,000	$129,267,000.00	April 25, 2036
Class A-3	Variable	$25,000	$1,000	$77,561,000.00	April 25, 2036
Class A-R(3)	Variable	N/A	N/A	$100.00	April 25, 2036
Class X	Variable(4)	$100,000	$1,000	(4)	April 25, 2036
Class M	Variable	$25,000	$1,000	$19,588,000.00	April 25, 2036
Class B-1	Variable	$25,000	$1,000	$13,251,000.00	April 25, 2036
Class B-2	Variable	$25,000	$1,000	$8,930,000.00	April 25, 2036
Class B-3	Variable	$25,000	$1,000	$7,202,000.00	April 25, 2036
Class B-4	Variable	$25,000	$1,000	$5,761,000.00	April 25, 2036
Class B-5	Variable	$25,000	$1,000	$4,320,724.40	April 25, 2036
Class P	Variable	20%	1%	$100.00	April 25, 2036

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)

The Class A-R Certificate will be issued as two separate certificates, one with an initial Certificate Balance of $99.99 and the Tax Matters Person Certificate with an initial Certificate Balance of $0.01.

(4)

The Class X Certificates initially will have no Class Certificate Balance and shall accrue interest on the Component Notional Amounts thereof. The Component Notional Amounts of each of these classes of certificates will be calculated for each Distribution Date as described herein.

Set forth below are designations of Classes or Components of Certificates to the categories used in this Agreement:

Accretion Directed

Certificates	None.
Accretion Directed Components	None.
Accrual Certificates	None.
Accrual Components	None.
Book-Entry Certificates.	All Classes of Certificates other than the Physical Certificates.
COFI Certificates.	None.
Combined Certificates	None.
Component Certificates.........	Class X Certificates. The Class X Certificates are comprised of the Class X IO-1, Class X-IO-2, Class X PO-1 and Class X PO-2 Components.
Components.........	Class X IO-1, Class X IO-2, Class X PO-1 and Class X PO-2 Components. The Components are not separately transferable from the Class X Certificates.
Delay Certificates.	All interest-bearing Classes of Certificates other than the Non-Delay Certificates, if any.

ERISA-Restricted

Certificates.	The Residual Certificates, the Private Certificates and any Certificate of a Class that does not or no longer satisfies the applicable rating requirement under the Underwriter’s Exemption.
Floating Rate Certificates	The LIBOR Certificates.
LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.
Non-Delay Certificates	The LIBOR Certificates.

Notional Amount

Certificates.	None.

Notional Amount

Components.	Class X IO-1 and Class X IO-2 Components.

MTA Certificates	None.
Offered Certificates..	All Classes of Certificates other than the Private Certificates.
Physical Certificates..	The Private Certificates and the Residual Certificates.
Planned Principal Classes	None.

Planned Principal

Components	None.
Principal Only Components	Class X PO-1 and Class X PO-2 Components.
Private Certificates..	Class P, Class B-3, Class B-4 and Class B-5 Certificates.
Rating Agencies.	S&P and Moody’s.

Regular Certificates.	All Classes of Certificates, other than the Residual Certificates.
Residual Certificates..	The Class A-R Certificates and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.
Senior Certificates	Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates.
Subordinated Certificates .	Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.
Targeted Principal Classes	None.
Underwriters	Countrywide Securities Corporation and Bear, Stearns & Co. Inc.

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions in this Agreement relating solely to such designations shall be of no force or effect, and any calculations in this Agreement incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions in this Agreement relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

If the aggregate Stated Principal Balance of the Initial Mortgage Loans on the Closing Date is equal to or greater than the aggregate Class Certificate Balance of the Certificates, as of such date, all references herein to “Aggregate Supplemental Purchase Amount”, “Aggregate Supplemental Transfer Amount”, “Capitalized Interest Account”, “Conveyance Period”, “Conveyance Period Distribution Date”, “Supplemental Amount”, “Supplemental Cut-off Date”, “Supplemental Loan Account”, “Supplemental Mortgage Loan”, “Supplemental Transfer

Agreement” and “Supplemental Transfer Date” shall be of no force or effect and all provisions herein related thereto shall similarly be of no force or effect.

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accretion Directed Certificates: As specified in the Preliminary Statement.

Accretion Direction Rule: Not applicable.

Accrual Amount: Not applicable.

Accrual Certificates: As specified in the Preliminary Statement.

Accrual Components: As specified in the Preliminary Statement.

Accrual Termination Date: Not applicable.

Additional Designated Information: As defined in Section 11.02.

Adjusted Cap Rate: With respect to the Class A-1, Class A-2 and Class A-3 Certificates and the Subordinated Certificates for any Distribution Date, the excess, if any, of the Net WAC Rate for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period, and (ii) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and the amount on deposit in the Supplemental Loan Account.

With respect to the Class X IO-1 Component for any Distribution Date, the Pass-Through Rate for the Class X IO-1 Component computed for this purpose by (A) reducing the Net WAC Rate (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) of the Mortgage Loans by a per annum rate equal to (i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for such Distribution Date and the amount on deposit in the Supplemental Loan Account and (B) computing the Pass-Through Rates of the Class A-1, Class A-2 and Class A-3 Certificates by substituting “Adjusted Cap Rate” (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) for “Net WAC Rate” in the calculation thereof.

With respect to the Class X IO-2 Component for any Distribution Date, the Pass-Through Rate for the Class X IO-2 Component computed for this purpose by (A) reducing the Net WAC Rate (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) of the Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for such Distribution Date and the amount on deposit in the Supplemental Loan

Account and (B) computing the Pass-Through Rates of the Subordinated Certificates by substituting “Adjusted Cap Rate” (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) for “Net WAC Rate” in the calculation thereof.

Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate (as of the first day of the related Due Period) less the Expense Fee Rate.

Adjustment Date: A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan will be adjusted.

Advance: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee) on the Mortgage Loans that were due in the related Due Period and not received by the Master Servicer as of the close of business on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property is an REO Property (net of any net income on such REO Property), less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance, if advanced.

Aggregate Supplemental Purchase Amount: With respect to any Supplemental Transfer Date, the applicable “Aggregate Supplemental Purchase Amount” identified in the related Supplemental Transfer Agreement, which shall be an estimate of the aggregate Stated Principal Balances of the Supplemental Mortgage Loans identified in such Supplemental Transfer Agreement.

Aggregate Supplemental Transfer Amount: With respect to any Supplemental Transfer Date, the aggregate Stated Principal Balance as of the related Supplemental Cut-off Date of the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(f); provided, however, that such amount shall not exceed the amount on deposit in the Supplemental Loan Account allocated to purchasing Supplemental Mortgage Loans.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements to this Pooling and Servicing Agreement.

Allocable Share: As to any Distribution Date, and any Class of Certificates or any interest-bearing Component thereof, the ratio that the amount calculated with respect to such Distribution Date pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 4.02(d)) bears to the aggregate amount calculated with respect to such Distribution Date for each such Class of Certificates pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (without giving effect to any reduction of such amounts pursuant to Section 4.02(d)).

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries received in the month of such Distribution Date and (ii) all Scheduled Payments due in the related Due Period.

Applicable Credit Support Percentage: As defined in Section 4.02(e).

Appraised Value: With respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan. With respect to a Refinancing Mortgage Loan other than a Streamlined Documentation Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan. With respect to a Streamlined Documentation Mortgage Loan, (a) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was 80% or less and the loan amount of the new mortgage loan is $650,000 or less, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of the Original Mortgage Loan and (b) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was greater than 80% or the loan amount of the new mortgage loan being originated is greater than $650,000, the value of the Mortgaged Property based upon the appraisal (which may be a drive-by appraisal) made at the time of the origination of such Streamlined Documentation Mortgage Loan.

Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Certificate Account at the close of business on the related Determination Date in respect of the Mortgage Loans pursuant to Section 3.05(b) net of the related Amount Held for Future Distribution, net of any Prepayment Charges and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) – (viii), inclusive, of Section 3.08(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) - (v), inclusive, of Section 3.08(b), (b) the amount of the related Advance, (c) in connection with Defective Mortgage Loans, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date, (d) on the first Distribution Date, the amount, if any, transferred from the Capitalized Interest Account in respect of the Capitalized Interest Requirement, and (e) on the last Conveyance Period Distribution Date, the amount, if any, transferred from the Supplemental Loan Account representing the Remaining Supplemental Loan Amount. The Holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amounts will not be available for distribution to the Holders of any other Class of Certificates.

Bankruptcy Code: Title 11 of the United States Code, as amended.

Base Rate: For any Distribution Date and the Floating Rate Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

Benefit Plan Opinion: As defined in Section 5.02(b).

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, or the States of California or Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(i) in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York in trust for registered holders of Luminent Mortgage Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1.” Funds in the Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Capitalized Interest Requirement: $23,606.77.

Carryover Shortfall Amount: For any Class of LIBOR Certificates and any Distribution Date, the sum of (a) the excess, if any, of (i) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (prior to any reductions pursuant to Section 4.02(d) and any reduction due to the allocation of Net Deferred Interest) had the applicable Pass-Through Rate not been limited to the Net WAC Rate up to but not exceeding a per annum rate equal to the Maximum Cap Rate, over (ii) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date pursuant to clause (i) of the definition of Class Optimal Interest Distribution Amount (prior to any reductions pursuant to Section 4.02(d) and any reduction due to the allocation of Net Deferred Interest) and (b) with respect to each Class of LIBOR Certificates (other than the Class B-3, Class B-4 and Class B-5 Certificates), the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class of Certificates, without giving effect to the Net WAC Rate (up to a per annum rate equal to the Maximum Cap Rate)).

Carryover Shortfall Reserve Fund: The separate fund created and initially maintained by the Trustee pursuant to Section 3.05(g) in the name of the Trustee for the benefit of the Holders of the Floating Rate Certificates and the Class X Certificates and designated “The Bank of New York in trust for registered holders of CWMBS, Inc., Luminent Mortgage Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.” Funds in the Carryover Shortfall Reserve Fund shall be held in trust for the Holders of the Floating Rate Certificates and the Class X Certificates for the uses and purposes set forth in this Agreement.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached to this Agreement as exhibits.

Certificate Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.05 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “Countrywide Home Loans Servicing LP in trust for the registered holders of Luminent Mortgage Trust 2006-1, Mortgage Pass-Through Certificates Series 2006-1.”

Certificate Balance: With respect to any Certificate (other than the Notional Amount Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination of that Certificate (A) plus any increase in the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries (B) minus the sum of (i) all distributions of principal previously made with respect to that Certificate and (ii) all Realized Losses allocated to that Certificate and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated to that Certificate pursuant to Section 4.04 without duplication, and (C) increased by the amount of Net Deferred Interest allocated to the applicable Class or Component pursuant to Section 4.04. With respect to the Component Certificates at any date, the maximum dollar amount of principal to which the Holder thereof is entitled under this Agreement, such amount being equal to the Component Principal Balances of the related Principal Only Components as of such date.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate. With respect to a Physical Certificate, the Person who is named in such Physical Certificate. For the purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor, and/or the Master Servicer, as applicable.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision of this Agreement (other than the second sentence of Section 10.01) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action under this Agreement. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certificate Margin: With respect to any Distribution Date and each Class of LIBOR Certificates, the per annum rate indicated in the following table:

Class	Certificate Margin (1)	Certificate Margin (2)
Class A-1	0.240%	0.480%
Class A-2	0.320%	0.640%
Class A-3	0.380%	0.760%
Class M	0.580%	0.870%
Class B-1	1.150%	1.725%
Class B-2	2.000%	2.000%
Class B-3	2.000%	2.000%
Class B-4	2.000%	2.000%
Class B-5	2.000%	2.000%

(1)	For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2)	For each other Interest Accrual Period.

Certification Party: As defined in Section 11.05.

Certifying Person: As defined in Section 11.05.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class Interest Shortfall: As to any Distribution Date and Class or Component, the amount by which the amount described in clause (i) of the definition of Class Optimal Interest Distribution Amount for such Class or Component exceeds the amount of interest actually distributed on such Class or Component on such Distribution Date pursuant to such clause (i).

Class Optimal Interest Distribution Amount: With respect to any Distribution Date and any interest-bearing Class or Component, the sum of (i) one month’s interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class or Component on the related Class Certificate Balance, Component Principal Balance, Notional Amount or Component Notional Amount, as applicable, as of the last day of the related Interest Accrual Period, subject to reduction as provided in Section 4.02(d) reduced by any Net Deferred Interest on the Mortgage Loans for the related Distribution Date allocated to their respective Class Certificate Balances or Component Principal Balances, as applicable, as described in Section 4.03 and (ii) any Class Unpaid Interest Amounts for such Class or Component.

Class P Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge period for all Mortgage Loans.

Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinated Certificates, the quotient (expressed as a percentage) of (a) the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date, divided by (b) the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the related Notional Amount Certificates) immediately prior to such Distribution Date.

Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest-bearing Certificates or any interest-bearing Component, the amount by which the aggregate Class Interest Shortfalls for such Class or Component on prior Distribution Dates exceeds the amount distributed on such Class or Component on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

Closing Date: January 26, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

COFI: The Monthly Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions published by the Federal Home Loan Bank of San Francisco.

COFI Certificates: None.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest: As to any Distribution Date, an amount not exceeding the aggregate Master Servicing Fee for the related Due Period.

Component: As specified in the Preliminary Statement.

Component Certificates: As specified in the Preliminary Statement.

Component Notional Amount: With respect to the Interest Accrual Period for any Distribution Date and the Class X IO-1 Component, the sum of (x) the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such Distribution Date and (y) the Component Principal Balance of the Class X PO-1 Component immediately prior to such Distribution Date. For federal income tax purposes, the equivalent of the foregoing shall be an amount equal to the sum of the Uncertificated Balances of REMIC II Regular Interests LT-AA-SR, LT-A1-SR, LT-A2-SR, LT-A3-SR and LT-ZZ-SR.

With respect to the Interest Accrual Period for any Distribution Date and the Class X IO-2 Component, the sum of (x) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period over the aggregate Class Certificate Balance of the Senior Certificates (including the Class X PO-1 and Class X PO-2 Components as Senior Certificates) immediately prior to such Distribution Date and (y) the Component Principal Balance of the Class X PO-2 Component immediately prior to such Distribution Date. For federal income tax purposes, the equivalent of the foregoing shall be an amount equal to the sum of the Uncertificated Balances of REMIC II Regular Interests LT-AA-SUB, LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB, LT-B5-SUB and LT-ZZ-SUB.

Component Principal Balance: With respect to any date and any Principal Only Component, an amount equal to (i) the aggregate Net Deferred Interest allocated to the related Notional Amount Component pursuant to Section 4.03 on all prior Distribution Dates minus (ii)

all amounts actually distributed as principal of such Principal Only Component and all Realized Losses applied in reduction of principal of such Principal Only Component on all prior Distribution Dates plus (iii) any increase in the Component Principal Balance of such Principal Only Component pursuant to Section 4.02 on all prior Distribution Dates due to the receipt of Subsequent Recoveries.

Conveyance Period: The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Supplemental Loan Account is less than $150,000 and (ii) February 28, 2006.

Conveyance Period Distribution Date: Each Distribution Date during the Conveyance Period and, if the Conveyance Period ends after the Distribution Date in a month, the immediately succeeding Distribution Date.

Conveyed Assets: As defined in Section 2.01(a).

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 8W, New York, New York 10286 (Attn: Mortgage-Backed Securities Group, CWMBS, Inc. Series 2006-1, facsimile no. (212) 815-3986, and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Certificate: With respect to each REMIC II Regular Interest listed below, the Certificate or Components listed below:

REMIC II Regular Interest	Certificate
LT-A1-SR	Class A1
LT-A2-SR	Class A2
LT-A3-SR	Class A3
LT-M-SUB	Class M
LT-B1-SUB	Class B1
LT-B2-SUB	Class B2
LT-B3-SUB	Class B3
LT-B4-SUB	Class B4
LT-B5-SUB	Class B5
LT-P	Class P
LT-A-R	Class A-R

Countrywide: Countrywide Home Loans, Inc., a New York corporation and its successors and assigns.

Countrywide Acknowledgement: The Assignment, Assumption and Recognition Agreement, dated as of January 26, 2006, among Countrywide Home Loans, Inc., the Depositor and the Seller.

Countrywide Mortgage Loans: Those certain Mortgage Loans purchased by the Seller pursuant to a Countrywide Purchase Agreement and sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement and that are identified as such on the Mortgage Loan Schedule.

Countrywide Purchase Agreement: That certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 23, 2006, between Countrywide Home Loans, Inc., Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust and Maia Mortgage Finance Statutory Trust, including any purchase confirmations entered into pursuant to such agreement.

Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership and its successors and assigns.

Cut-off Date: In the case of any Initial Mortgage Loan, the Initial Cut-off Date, and in the case of any Supplemental Mortgage Loan, the related Supplemental Cut-off Date.

Cut-off Date Pool Principal Balance: An amount equal to the sum of the Initial Cut-off Date Pool Principal Balance plus the amount, if any, deposited in the Supplemental Loan Account on the Closing Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the applicable Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Interest: With respect to each Mortgage Loan and Due Period, the amount of interest accrued on such Mortgage Loan at the applicable Mortgage Rate from the Due Date in the preceding Due Period to the Due Date in such Due Period that is greater than the Scheduled Payment due on such Mortgage Loan for such Due Period and that is added to the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates: As specified in the Preliminary Statement.

Delay Delivery Certification: As defined in Section 2.02(a).

Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to Trustee on the Closing Date or Supplemental Transfer Date, as applicable. The number of Delay Delivery Mortgage Loans shall not exceed 50% of the aggregate number of Initial Mortgage Loans as of the Closing Date and 90% of the Supplemental Mortgage Loans conveyed on a Supplemental Transfer Date. To the extent that Countrywide Servicing shall be in possession of any Mortgage Files with respect to any Delay Delivery Mortgage Loan, until delivery of such Mortgage File to the Trustee as provided in Section 2.01, Countrywide Servicing shall hold such files as Master Servicer hereunder, as agent and in trust for the Trustee.

Deleted Mortgage Loan: As defined in Section 2.03(b).

Denomination: With respect to each Certificate, the amount set forth on the face of that Certificate as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face of that Certificate.

Depositor: CWMBS, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the 22nd day of each month or, if such 22nd day is not a Business Day, the preceding Business Day; provided, however, that if such 22nd day or such Business Day, whichever is applicable, is less than two Business Days prior to the related Distribution Date, the Determination Date shall be the first Business Day that is two Business Days preceding such Distribution Date.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York in trust for registered holders of Luminent Mortgage Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2006.

Due Date: With respect to any Distribution Date, the first day of the month in which that Distribution Date occurs.

Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

EDGAR: The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

Eligible Repurchase Month: As defined in Section 3.11.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a).

Event of Default: As defined in Section 7.01.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds received with respect to such Mortgage Loan during the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan plus any Subsequent Recoveries received with respect to such Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Expense Fee: As to each Mortgage Loan and any Distribution Date, the product of the Expense Fee Rate and its Stated Principal Balance as of that Distribution Date.

Expense Fee Rate: As to each Mortgage Loan and any date of determination, the sum of (a) the related Master Servicing Fee Rate and (b) the Trustee Fee Rate.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor to the Federal Home Loan Mortgage Corporation.

Final Certification: As defined in Section 2.02(a).

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor to the Federal National Mortgage Association.

Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person or against any of the Trust Fund, the Depositor, the Trustee, the Master Servicer or any Subservicer, if such Person has actual knowledge thereof.

Form 10-K Disclosure Item: With respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations or relationships between such Person and any Item 1119 Party.

Formula Rate: For any Distribution Date and the Floating Rate Certificates, the lesser of (i) the Base Rate and (ii) the Maximum Cap Rate.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Mortgage Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Certification: As defined in Section 2.02(a).

Initial Cut-off Date: With respect to any Initial Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) January 1, 2006.

Initial Cut-off Date Pool Principal Balance: $566,564,428.22.

Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: With respect to any interest-bearing Class of Certificates, other than any Class of LIBOR Certificates, and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Class of LIBOR Certificates and any Distribution Date, the period commencing on the Distribution Date in the month preceding the month in which such Distribution Date occurs (other than the first Distribution Date, for which it is the Closing Date) and ending on the day immediately preceding that Distribution Date. Interest on any interest-bearing Class of Certificates, other than any Class of LIBOR Certificates, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on any Class of LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

Interest Determination Date: The second Business Day prior to the commencement of an Interest Accrual Period.

Item 1119 Party: The Depositor, any Seller, the Master Servicer, the Trustee, any Subservicer, any originator identified in the Prospectus Supplement and any other material transaction party, as identified in Exhibit U hereto, as updated pursuant to Section 11.04.

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Lender PMI Mortgage Loan: Certain Mortgage Loans as to which the lender (rather than the Mortgagor) acquires the Primary Insurance Policy and charges the related Mortgagor an interest premium.

LIBOR: The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 4.08.

LIBOR Certificates: As specified in the Preliminary Statement.

Limited Exchange Act Reporting Obligations: The obligations of the Master Servicer under Section 3.16(b), Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor and Article XI (except Section 11.07(a)(1) and (2)).

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at that date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Luminent: Luminent Mortgage Capital, Inc., and its successors and assigns.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Marker Rate X IO-1: With respect to the Class X IO-1 Component and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interests LT-A1-SR, LT-A2-SR, LT-A3-SR and LT-ZZ-SR, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ-SR) subject to a cap equal to the lesser of (i) the Pass-Through Rate for the related Corresponding Certificate (without regard to the Net WAC Rate) and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC II Regular Interest LT-ZZ-SR subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ-SR) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

Marker Rate X IO-2: With respect to the Class X IO-2 Component and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interests LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB, LT-B5-SUB and LT-ZZ-SUB, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LTZZ) subject to a cap equal to the lesser of (i) the Pass-Through Rate for the related Corresponding Certificate (without regard to the Net WAC Rate) and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC II Regular Interest LT-ZZ-SUB subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ-SUB) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

Master Servicer: Countrywide Servicing, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

Master Servicer Advance Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

Master Servicer Prepayment Charge Payment Amount: The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in the first sentence of Section 3.21(a), or (ii) collected from Countrywide in respect of a remedy for the breach of the representation made by Countrywide set forth in Section 3.21(c).

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Master Servicing Fee Rate: 0.375% per annum.

Maximum Cap Rate: For any Distribution Date, the related Weighted Average Maximum Net Mortgage Rate.

Maximum Mortgage Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

Maximum Negative Amortization: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the percentage of the original principal balance of Mortgage Note, that if exceeded due to Deferred Interest, will result in a recalculation of the Scheduled Payment so that the then unpaid principal balance of the Mortgage Note will be fully amortized over the Mortgage Loan’s remaining term to maturity.

Maximum Net Mortgage Rate: With respect to each Mortgage Loan, the Maximum Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor to Mortgage Electronic Registration Systems, Inc.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Rate: With respect to each Mortgage Loan, the greater of (a) the Gross Margin set forth in the related Mortgage Note and (b) the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Master Servicer.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of January 26, 2006, among the Seller, the Depositor and Luminent, pursuant to which the Seller sold and the Depositor purchased the Mortgage Loans.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans, the addition of any Supplemental Mortgage Loans pursuant to the provisions of this Agreement and any Supplemental Transfer Agreement and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached to this Agreement as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)          the Mortgagor’s name and the street address of the Mortgaged Property, including the ZIP code;

(iii)	the maturity date;
(iv)	the original principal balance;
(v)	the Cut-off Date Principal Balance;

(vi)	the first payment date of the Mortgage Loan;
(vii)	the Scheduled Payment in effect as of the Cut-off Date;
(viii)	the Loan-to-Value Ratio at origination;

(ix)         a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(x)          a code indicating whether the residential dwelling is either (a) a detached or attached single family dwelling, (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two- to four-unit residential property or (e) a Cooperative Unit;

(xi)	the Mortgage Rate in effect as of the Cut-off Date;
(xii)	[reserved];

(xiii)      a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, a percentage representing the amount of the related interest premium charged to the borrower;

(xiv)	the purpose for the Mortgage Loan;

(xv)        the type of documentation program pursuant to which the Mortgage Loan was originated;

(xvi)      a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

(xvii)     with respect to each Mortgage Loan, the Gross Margin, the Mortgage Index, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Payment Adjustment Date, the Maximum Negative Amortization and the first Adjustment Date, as applicable.

Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans. Countrywide shall update the Mortgage Loan Schedule in connection with each Supplemental Transfer Agreement within a reasonable period of time after delivery to it of the Schedule of Supplemental Mortgage Loans attached to the related Supplemental Transfer Agreement as Schedule A thereto.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions of this Agreement and any Supplemental Transfer Agreement as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any interest premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

Mortgagor: The obligor(s) on a Mortgage Note.

MTA: The twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”.

MTA Certificates: Not applicable.

National Cost of Funds Index: The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.

Net Deferred Interest: With respect to each Distribution Date, an amount equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date over the Principal Prepayment Amount for that Distribution Date.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of the Prepayment Interest Shortfalls exceeds the Compensating Interest for such Distribution Date.

Net Prepayments: As to any Distribution Date, the amount equal to the excess, if any, of the (i) Principal Prepayment Amount for that Distribution Date over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

Non-Delay Certificates: As specified in the Preliminary Statement.

Net WAC Rate: For any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans, assuming for the first Distribution Date that the Weighted Average Adjusted Net Mortgage Rate of the Supplemental Mortgage Loans equal 2.9640%. For federal income tax purposes, the economic equivalent of the Net WAC Rate shall be expressed as the weighted average of the REMIC II Remittance Rates on each REMIC II Regular Interest (other than REMIC II Regular Interest LTP), weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest and subject to adjustment based on the actual number of days elapsed in the related interest accrual period.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class P Certificates, an amount equal to $576,121,824.40.

Notional Amount Certificates: Not applicable.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc. (its general partner), (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement or (iv) in the case of any other Person, signed by an authorized officer of such Person.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, any Seller or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, any Seller and the Master Servicer, (ii) not have any direct financial interest in the Depositor, any Seller or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor, any Seller or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the trust created under this Agreement in connection with the purchase of the Mortgage Loans pursuant to Section 9.01.

Optional Termination Date: The Distribution Date on which the Pool Stated Principal Balance is less than or equal to 10% of the sum of (i) the Initial Cut-off Date Principal Balance of the Mortgage Loans and (ii) the Supplemental Amount.

Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinated Certificates, the corresponding percentage described below, as of the Closing Date:

Subordinated Certificates
Class M	10.25%
Class B-1	6.85%
Class B-2	4.55%
Class B-3	3.00%
Class B-4	1.75%
Class B-5	0.75%

Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

Original Subordinate Principal Balance: The aggregate Class Certificate Balance of the Subordinated Certificates as of the Closing Date.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)           Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)          Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to the Floating Rate Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

The Class X Certificates represent ownership of the Class X IO-1 Component and the Class X IO-2 Component. The Pass-Through Rate for the Class X IO-1 Component for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Net WAC Rate (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30 day months), over (ii) the weighted average of the Pass-Through Rates of the Class A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months). For federal income tax purposes, the equivalent of the foregoing shall be a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of interest on the Uncertificated Balance of each REMIC II Regular Interest listed in clause (y) at a rate equal to the related REMIC II Remittance Rate minus the Marker Rate X IO-1 and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC II Regular Interests LT-AA-SR, LT-A1-SR, LT-A2-SR, LT-A3-SR and LT-ZZ-SR.

The Pass-Through Rate for the Class X IO-2 Component for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Net WAC Rate (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30 day months), over (ii) the weighted average of the Pass-Through Rates of the Subordinated Certificates (treating the Class X PO-2 Component as a class of Subordinated Certificates for this purpose) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the Subordinated Certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months). For federal income tax purposes, the equivalent of the foregoing shall be a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of interest on the Uncertificated Balance of each REMIC II Regular Interest listed in clause (y) at a rate equal to the related REMIC II Remittance Rate minus the Marker Rate X IO-2 and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC II Regular Interests LT-AA-SUB, LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB, LT-B5-SUB and LT-ZZ-SUB.

With respect to the Class A-R Certificates and any Distribution Date, the Net WAC Rate for such Distribution Date (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

The Class P Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-P.

Payment Adjustment Date: For each Mortgage Loan, the date specified in the related Mortgage Note as the annual date on which the Mortgage Rate on the related Scheduled Payment will be adjusted.

Percentage Interest: In the case of (i) any Certificate, other than a Class P Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class and (ii) a Class P Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being equal to the percentage obtained by dividing the initial Notional Amount of such Certificate by the aggregate of the initial Notional Amounts of all Class P Certificates.

Performance Certification: As defined in Section 11.05.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)         commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)         certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(v)          repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vi)         units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(vii)       such other relatively risk free investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate: As specified in the Preliminary Statement.

Planned Balance: With respect to any Planned Principal Class or Component and any Distribution Date appearing in Schedule V, the amount appearing opposite such Distribution Date for such Class or Component.

Planned Principal Classes: As specified in the Preliminary Statement.

Planned Principal Components: As specified in the Preliminary Statement.

Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and, as to any other date of determination, the aggregate of the Stated Principal Balances of the Outstanding Mortgage Loans as of such date.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan within the related Prepayment Charge Period in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

Prepayment Charge Period: With respect to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

Prepayment Charge Schedule: As of the Initial Cut-off Date with respect to each Initial Mortgage Loan and as of the Supplemental Cut-off Date with respect to each Supplemental Mortgage Loan, a list attached hereto as Schedule I-A (including the prepayment charge summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;
(ii)	a code indicating the type of Prepayment Charge;
(iii)	the state of origination of the related Mortgage Loan;

(iv)         the date on which the first monthly payment was due on the related Mortgage Loan;

(v)	the term of the related Prepayment Charge; and

(vi)         the principal balance of the related Mortgage Loan as of the Cut-off Date.

As of the Closing Date, the Prepayment Charge Schedule shall contain the necessary information for each Initial Mortgage Loan. The Prepayment Charge Schedule shall be amended by the Master Servicer upon the sale of any Supplemental Mortgage Loans to the Trust Fund. In addition, the Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the Class P Certificateholders.

Prepayment Interest Shortfall: As to any Distribution Date, any Mortgage Loan and any Principal Prepayment received during the portion of the related Prepayment Period occurring in the calendar month preceding the month of such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: As to any Distribution Date and Mortgage Loan, the calendar month preceding the month in which such Distribution Date occurs.

Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically,

without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York’s lowest rate of interest.

Principal Amount: As to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (without giving effect to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period, (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Net Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the Net Prepayments received during the related Prepayment Period.

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment Amount: As to any Distribution Date, an amount equal to the sum of all voluntary Principal Prepayments received during the related Prepayment Period and the amount of any Subsequent Recoveries received in the prior calendar month.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Reserve Fund: A separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(h) with a depository institution in the name of the Trustee for the benefit of the Class P Certificateholders specified in Section 3.05(h) and designated “The Bank of New York, Principal Reserve Fund in trust for registered holders of Luminent Mortgage Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, Class P.”

Private Certificate: As specified in the Preliminary Statement.

Pro Rata Share: As to any Distribution Date, the Subordinated Principal Distribution Amount and any Class of Subordinated Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinated Certificates.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Prospectus: The prospectus dated January 25, 2006 generally relating to mortgage-pass through certificates to be sold by the Depositor.

Prospectus Supplement: The prospectus supplement dated January 25, 2006 relating to the Offered Certificates.

PUD: Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan required to be purchased (i) pursuant to Section 2.02 or 2.03, (ii) at the option of the Master Servicer pursuant to Section 3.11 or (iii) by Countrywide pursuant to the Countrywide Purchase Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (b) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is Countrywide and Countrywide is an affiliate of the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (c) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.03 that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References in this Agreement to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of Realized Losses with respect to that Mortgage Loan will be reduced by the amount of those Subsequent Recoveries.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

Record Date: With respect to any Distribution Date, (i) in the case of the LIBOR Certificates represented by Book-Entry Certificates, the Business Day immediately preceding such Distribution Date and (ii) in the case of LIBOR Certificates represented by Definitive Certificates and in the case of all other Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank: As defined in Section 4.08(b).

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates: As specified in the Preliminary Statement.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers’ Civil Relief Act.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or any similar law, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

Remaining Supplemental Loan Amount: With respect to the last Conveyance Period Distribution Date, the amount on deposit in the Supplemental Loan Account.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I: As defined in the Preliminary Statement.

REMIC I Regular Interests: The REMIC I Regular Interests, as set forth in the Preliminary Statement.

REMIC I Remittance Rate: With respect to REMIC 1 Regular Interest LT1 and (i) the first Distribution Date, the Weighted Average Adjusted Net Mortgage Rates of the Initial Mortgage Loans and (ii) thereafter, the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to REMIC 1 Regular Interest LT1PF and (i) the first Distribution Date, 2.9640% and (ii) thereafter, the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest LTP, 0.00%. REMIC I Regular Interest LTP is entitled to all Prepayment Charges paid on the Mortgage Loans.

REMIC II: As defined in the Preliminary Statement.

REMIC II Regular Interests: The REMIC II Regular Interests, as set forth in the Preliminary Statement.

REMIC II Remittance Rate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interest LT-P), the weighted average of the REMIC I Remittance Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest LTP), weighted based on their Uncertificated Balances as of the first day of the related Due Period. With respect to REMIC II Regular Interest LT-P, 0.00%. REMIC II Regular Interest LT-P is entitled to 100% of the amounts distributed on REMIC I Regular Interest LTP.

REMIC II Senior Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest LT-AA-SR minus the Marker Rate X IO-1, divided by (b) 12.

REMIC II Senior Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interests LT-A1-SR, LT-A2-SR and LT-A3-SR, and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interests LT-A1-SR, LT-A2-SR, LT-A3-SR and LT-ZZ-SR.

REMIC II Subordinate Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest LT-AA-SUB minus the Marker Rate X IO-2, divided by (b) 12.

REMIC II Subordinate Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interests LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB and LT-B5-SUB, and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interests LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB, LT-B5-SUB and LT-ZZ-SUB.

REMIC III: As defined in the Preliminary Statement.

REMIC III Regular Interests: The REMIC III Regular Interests, as set forth in the Preliminary Statement.

REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interests: The REMIC I Regular Interests and the REMIC II Regular Interests.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: Any event required to be reported on Form 8-K and, in any event, the following:

(a)          entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)          termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)          with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to Countrywide, the Depositor, the Master Servicer, any Subservicer, the Trustee, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d)          with respect to the Trustee, the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

(e)	any amendment to this Agreement;

(f)           the resignation, removal, replacement, substitution of the Master Servicer, any Subservicer, the Trustee or any co-trustee;

(g)          with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

(h)          with respect to the Trustee, the Master Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

Reporting Subcontractor: With respect to the Master Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N to this Agreement, as appropriate.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes: As defined in Section 4.02(e).

Sarbanes-Oxley Certification: As defined in Section 11.05.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due in the related Due Period allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Seller: Maia Mortgage Finance Statutory Trust, in its capacity as seller of the Mortgage Loans to the Depositor, and its successors in such capacity.

Senior Certificates: As specified in the Preliminary Statement.

Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero.

Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date. In no event will any Senior Percentage be greater than 100%.

Senior Prepayment Percentage: As to any Distribution Date during the ten years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will, except as provided in this Agreement, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied. Notwithstanding the foregoing, if the Two Times Test is satisfied on a Distribution Date, the Senior Prepayment Percentage will equal (x) if such Distribution Date is on or prior to the Distribution Date in January 2009, the Senior Percentage plus 50% of the Subordinated Percentage for the Distribution Date and (y) if such Distribution Date is after the Distribution Date in January 2009, the Senior Percentage.

Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Amount” for such Distribution Date, (ii) with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Stated Principal Balance of such

Mortgage Loan as of the first day of the related Due Period and (y) the Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received on the Mortgage Loan, (iii) the Senior Prepayment Percentage of the Net Prepayments for the related Distribution Date and (iv) on the last Conveyance Period Distribution Date, the Remaining Supplemental Loan Amount.

Senior Step Down Conditions: With respect to all of the Mortgage Loans: (i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO Property and Mortgage Loans the Mortgagors of which are in bankruptcy) (averaged over the preceding six month period), does not exceed 50% of the aggregate Class Certificate Balance of the Subordinated Certificates for such Distribution Date, and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed: (a) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance and (e) commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of: (i) any previous partial Principal Prepayments and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor, (ii) Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) received in the prior calendar month and Principal Prepayments received through the last day of the related Prepayment Period, in each case, with respect to that Mortgage Loan, and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related Mortgage Note on or prior to that Due Date.

Streamlined Documentation Mortgage Loan: Any Mortgage Loan originated pursuant to Countrywide’s Streamlined Loan Documentation Program then in effect. For the purposes of this Agreement, a Mortgagor is eligible for a mortgage pursuant to Countrywide’s Streamlined Loan Documentation Program if that Mortgagor is refinancing an existing mortgage loan that was originated or acquired by Countrywide where, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve month period.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Master Servicer or a Subservicer or the Trustee, as the case may be.

Subordinated Certificates: As specified in the Preliminary Statement.

Subordinated Percentage: As to any Distribution Date, 100% minus the related Senior Percentage for such Certificates for such Distribution Date.

Subordinated Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

Subordinated Principal Distribution Amount: With respect to any Distribution Date and the Subordinated Certificates, an amount equal to the sum, not less than zero, of (i) the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Amount” for that Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of “Senior Principal Distribution Amount”, up to the Subordinated Percentage of the Stated Principal Balance of that Mortgage Loan as of the first day of the related Due Period, and (iii) the Subordinated Prepayment Percentage of the Net Prepayments for such Distribution Date.

Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.08) specifically related to such Liquidated Mortgage Loan.

Subservicer: Any person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02.

Substitute Mortgage Loan: A Mortgage Loan substituted by the applicable Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) have a Maximum Mortgage Rate not more than 1% per annum higher or lower than, that of the Deleted Mortgage Loan; (vi) have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (vii) have the same Mortgage Index and Mortgage Index reset period as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same Maximum Negative Amortization, payment cap and recast provisions as the Deleted Mortgage Loan; (x) comply with each representation and warranty set forth in Section 2.03; and (xi) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

Supplemental Amount: The amount deposited in the Supplemental Loan Account on the Closing Date, which shall equal an amount of up to 25% of the initial Certificate Principal Balance of the Offered Certificates.

Supplemental Cut-off Date: With respect to any Supplemental Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) the first day of the month in which the related Supplemental Transfer Date occurs.

Supplemental Loan Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(i) in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York in trust for registered holders of Luminent Mortgage Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.” Funds in the Supplemental Loan Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Supplemental Mortgage Loan: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Supplemental Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Supplemental Transfer Agreement. When used with respect to a single Supplemental Transfer Date, Supplemental Mortgage Loan shall mean a Supplemental Mortgage Loan conveyed to the Trust Fund on that Supplemental Transfer Date.

Supplemental Transfer Agreement: A Supplemental Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by the related Seller or Sellers, the Master Servicer, the Depositor and the Trustee as provided in Section 2.01 hereof.

Supplemental Transfer Date: For any Supplemental Transfer Agreement, the date the related Supplemental Mortgage Loans are transferred to the Trust Fund pursuant to the related Supplemental Transfer Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and Treasury regulation § 301.6231(a)(7)-1. Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.01.

Transaction Documents: This Agreement and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trust Fund: The corpus of the trust created under this Agreement consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance of the Mortgage Loans; (ii) the Certificate Account, the Carryover Shortfall Reserve Fund, the Capitalized Interest Account, the Supplemental Loan Account, the Principal Reserve Fund and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) all the right, title and interest of the Depositor (but none of its obligations) in, to and under the Countrywide Purchase Agreement pursuant to the Countrywide Acknowledgment in respect of the Countrywide Mortgage Loans; (v) all the right, title and interest of the Depositor (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee: The Bank of New York and its successors and, if a successor trustee is appointed under this Agreement, such successor.

Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(b), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance and (ii) any amounts remaining in the Supplemental Loan Account (excluding any investment earnings thereon) with respect to such Distribution Date.

Trustee Fee Rate: With respect to each Mortgage Loan, 0.009% per annum.

Two Times Test: As to any Distribution Date and the Subordinated Certificates, if (i) the Subordinated Percentage for the Subordinated Certificates is at least 200% of the Subordinated Percentage as of the Closing Date, (ii) clause (i) of the Senior Step Down Conditions is satisfied and (iii) the cumulative Realized Losses on all the Mortgage Loans do not exceed (x) with respect to any Distribution Date on or prior to January 2009, 20% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the Closing Date or (y) with respect to any Distribution Date after January 2009, 30% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the Closing Date.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related REMIC I Remittance Rate or REMIC II Remittance Rate on the Uncertificated Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Debt Service Reductions and Relief Act Reductions.

Uncertificated Balance: With respect to each REMIC Regular Interest, the maximum dollar amount of principal to which the holder thereof is then entitled under this Agreement. The Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance (A) plus any increase in the Uncertificated Balance of such REMIC Regular Interest due to the receipt of Subsequent Recoveries (B) minus the sum of (i) all distributions of principal previously made with respect to that REMIC Regular Interest and (ii) all Realized Losses allocated to that REMIC Regular Interest, and (C) increased by the amount of Net Deferred Interest allocated to the REMIC Regular Interest.

Underwriters: As specified in the Preliminary Statement.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Component Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

Weighted Average Adjusted Net Mortgage Rate: As to any Distribution Date, the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the first day of the related Due Period.

Weighted Average Maximum Net Mortgage Rate: As to any Distribution Date, a per annum rate equal to the average of the Maximum Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the first day of the related Due Period and adjusted to a rate calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01.	Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee, without recourse, the following property (collectively, together with any property conveyed pursuant to a Supplemental Transfer Agreement, the “Conveyed Assets”) all the right, title and interest of the Depositor (i) in and to the Initial Mortgage Loans (including the related Mortgage Notes and Mortgages), including all interest and principal received or receivable by the Depositor on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Initial Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Initial Cut-off Date, and including any REO Property with respect to any such Mortgage Loan, (ii) (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement and (iii) (but none of its obligations) in, to and under the Countrywide Purchase Agreement pursuant to the Countrywide Acknowledgement in respect of the related Mortgage Loans. On or prior to the Closing Date, the Depositor shall deliver to the Trustee or, at the Trustee’s direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Initial Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of the Delay Delivery Mortgage Loans, such delivery may take place within thirty (30) days following the Closing Date or twenty (20) days following the applicable Supplemental Transfer Date, as applicable). Such delivery of the Mortgage Files shall be made against delivery by the Trustee of the Certificates to the Depositor or its designee. With respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Supplemental Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Supplemental Transfer Date, the Depositor shall cause to be deposited into the Distribution Account on or before the Distribution Account Deposit Date relating to the first applicable Distribution Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.

(b) The Depositor further sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor’s right to require Luminent or Countrywide, as applicable, to cure any breach of a representation or warranty made in the Mortgage Loan Purchase Agreement or Countrywide Purchase Agreement, respectively, or to repurchase or substitute for any affected Mortgage Loan in accordance therewith.

(c) In connection with the transfer and assignment set forth in clauses (a) and (b) above, the Depositor has delivered or caused to be delivered to the Trustee (or, in the case of the Delay Delivery Mortgage Loans that are Initial Mortgage Loans, the Depositor will cause Luminent or Countrywide to deliver or cause to be delivered to the Trustee within thirty (30) days following the Closing Date and in the case of the Delay Delivery Mortgage Loans that are Supplemental Mortgage Loans, will deliver or cause to be delivered to the Trustee within twenty (20) days following the applicable Supplemental Transfer Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)        (A) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of ____________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from Countrywide stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by Countrywide as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii)  in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico;

(iv)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(v)  except as provided below, the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto; and

(vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

(A)	The Coop Shares, together with a stock power in blank;
(B)	The executed Security Agreement;
(C)	The executed Proprietary Lease;
(D)	The executed Recognition Agreement;

(E)      The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the applicable Seller’s interest in the Coop Shares and the Proprietary Lease; and

(F)      The executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Depositor agrees that it will cause, at the Trustee’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by Countrywide to the Seller in accordance with the Countrywide Purchase Agreement, by the Seller to the Depositor in accordance with the Mortgage Loan Purchase Agreement and by the Depositor to the Trustee in accordance with this Agreement (and any Supplemental Transfer Agreement, as applicable) for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery of this Agreement because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to Countrywide, the Seller, the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. If the Depositor receives additional original documents evidencing an assumption or modification of a Mortgage Loan or any other documents required to be delivered by the Depositor to the Trustee, the Depositor shall forward or cause to be forwarded all such documents to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (i) as the assignee thereof, affix the following language to each assignment of Mortgage: “Luminent Mortgage Trust 2006-1, The Bank of New York, as trustee”, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Trustee need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction (including Puerto Rico) under the laws of which in the opinion of counsel provided by the Depositor to the Trustee, the recordation of such assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering or causing to be delivered the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section 3.05.

Notwithstanding anything to the contrary in this Agreement, within thirty (30) days after the Closing Date with respect to the Initial Mortgage Loans, the Depositor shall deliver, or cause to be delivered, to the Trustee or other designee of the Depositor the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan. If the Depositor fails to deliver, or cause to be delivered, a Mortgage File for any Delay Delivery Mortgage Loan within the 30-day period provided for in the prior sentence, the Depositor shall cause Luminent or Countrywide, as applicable, to (i) substitute a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (ii) repurchase the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03); provided, however, that the cure period provided for in Section 2.02 or Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Depositor shall have five Business Days to cure such failure to deliver. At the end of such 30-day period the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such 30-day period in accordance with the provisions of Section 2.02.

Notwithstanding anything to the contrary in this Agreement, within twenty (20) days after a Supplemental Transfer Date with respect to all of the Supplemental Mortgage Loans sold to the Depositor on such Supplemental Transfer Date, the Depositor shall deliver or caused to be delivered, to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan. If the Depositor fails to deliver, or cause to be delivered, a Mortgage File for any Delay Delivery Mortgage Loan within the 20-day period provided for in the prior sentence, the Depositor shall cause Luminent or Countrywide to (i) substitute a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (ii) repurchase the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03); provided, however, that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Depositor shall have five (5) Business Days to cure such failure to deliver. At the end of such twenty (20) day period the Trustee shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such twenty (20) day period in accordance with the provisions of Section 2.02.

(d) Subject to the execution and delivery of the related Supplemental Transfer Agreement as provided in Section 2.01(e) hereof and the terms and conditions of this Agreement, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee, without recourse, on each Supplemental Transfer Date, with respect to each Supplemental Mortgage Loan sold by the Depositor to the Trustee, all the right, title and interest of the Depositor in and to the Supplemental Mortgage Loans sold by it identified in such Supplemental Transfer Agreement, including all interest and principal received and receivable by the Depositor on or with respect to the related Supplemental Mortgage Loans on and after the related Supplemental Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Depositor, other than principal and interest due on such Supplemental Mortgage Loans prior to the related Supplemental Cut-off Date.

Immediately upon the conveyance of the Supplemental Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in all of the Supplemental Mortgage Loans.

The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trust Fund pursuant to Sections 2.01(a) or (b).

(e) Upon five (5) Business Days written notice to the Trustee, the Depositor, the Master Servicer (if the Master Servicer is not a Seller) and the Rating Agencies, on any other Business Day during the Conveyance Period designated by Countrywide, the Depositor and the Trustee shall complete, execute and deliver a Supplemental Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Supplemental Transfer Agreement will result in a reduction or withdrawal of the any ratings assigned to the Certificates. After the execution and delivery of such Supplemental Transfer Agreement, on the Supplemental Transfer Date, the Trustee shall set aside in the Supplemental Loan Account an amount equal to the Aggregate Supplemental Purchase Amount.

The transfer of Supplemental Mortgage Loans and the other property and rights relating to them on a Supplemental Transfer Date is subject to the satisfaction of each of the following conditions:

(i)    each Supplemental Mortgage Loan conveyed on such Supplemental Transfer Date satisfies the representations and warranties applicable to it under this Agreement; provided, however, that with respect to a breach of a representation and warranty with respect to a Supplemental Mortgage Loan, the obligation under Section 2.03(b) of this Agreement of Countrywide to cure, repurchase or replace such Supplemental Mortgage Loan shall constitute the sole remedy against Countrywide respecting such breach available to Certificateholders, the Depositor or the Trustee;

(ii)   the Trustee, the Underwriters and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel with respect to the tax treatment of the Trust Fund, to be delivered as provided pursuant to Section 2.01(f);

(iii)   the Rating Agencies and the Underwriters are provided with an Opinion of Counsel or Opinions of Counsel with respect to the validity of the conveyance of the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date, to be delivered as provided pursuant to Section 2.01(f);

(iv)   the execution and delivery of such Supplemental Transfer Agreement or conveyance of the related Supplemental Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies;

(v)    the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(vi)   no Supplemental Mortgage Loan conveyed on such Supplemental Transfer Date was 30 or more days delinquent;

(vii)following the conveyance of the Supplemental Mortgage Loans on such Supplemental Transfer Date to the Trust Fund, the characteristics of the Mortgage Loans will comply with the Pool Characteristics (including the permitted variances listed therein); provided, that for the purpose of making these calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Supplemental Mortgage Loan will be taken as of the related Supplemental Cut-off Date;

(viii)      none of Countrywide, the Seller or the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer; and

(ix)   the Depositor shall have delivered to the Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent.

The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

(f) Within seven Business Days after each Supplemental Transfer Date, upon (1) delivery to the Trustee by the Depositor or Countrywide of the Opinions of Counsel referred to in Sections 2.01(e)(ii) and (iii), (2) delivery to the Trustee by Countrywide of a revised Mortgage Loan Schedule reflecting the Supplemental Mortgage Loans conveyed on such Supplemental Transfer Date and (3) delivery to the Trustee by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay to Seller the Aggregate Supplemental Transfer Amount used to purchase Supplemental Mortgage Loans from the Seller from those funds that were set aside in the Supplemental Loan Account pursuant to Section 2.01(e). The positive difference, if any, between the Aggregate Supplemental Transfer Amount and the Aggregate Supplemental Purchase Amount shall be reinvested by the Trustee in the Supplemental Loan Account and shall remain designated as a portion of the Supplemental Loan Amount.

The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

Within thirty days after the final Supplemental Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Supplemental Mortgage Loans conveyed to the Trust Fund conform to the characteristics in Section 2.01(e)(vi) and (vii).

(g)          Neither the Depositor nor the Trust will acquire or hold any Mortgage Loan that would violate the representations made by Countrywide set forth in clauses (52) and (53) of Schedule I to the Countrywide Acknowledgment.

SECTION 2.02.	Acceptance by Trustee of the Mortgage Loans.

(a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F-1 (an “Initial Certification”) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

The Trustee agrees to execute and deliver on the Closing Date to the Depositor and the Master Servicer an Initial Certification. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Initial Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

On or about the thirtieth (30th) day after the Closing Date, the Trustee shall deliver to the Depositor and the Master Servicer a Delay Delivery Certification with respect to the Initial Mortgage Loans in the form annexed hereto as Exhibit G-1 (a “Delay Delivery Certification”), with any applicable exceptions noted thereon.

Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor and the Master Servicer a Final Certification with respect to the Initial Mortgage Loans in the form annexed hereto as Exhibit H-1 (a “Final Certification”), with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Depositor shall cause Countrywide or Luminent to promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if Countrywide or Luminent does not correct or cure such defect within such period, the Depositor shall cause Countrywide or Luminent to either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date Countrywide or Luminent was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer, the Depositor,

Countrywide or Luminent and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) that has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Depositor in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Depositor or its designee and shall execute and deliver at the Depositor’s request such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor, or its designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Depositor repurchases, or causes to be repurchased, an Initial Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Depositor or its designee and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) designate on the MERS® System the Depositor, or its designee, as applicable, as the beneficial holder of such Mortgage Loan.

Upon delivery of the Supplemental Mortgage Loans pursuant to a Supplemental Transfer Agreement, the Trustee shall acknowledge receipt of the documents identified in any Supplemental Certification in the form annexed hereto as Exhibit F-2 and declare that it will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

The Trustee agrees to execute and deliver on the Supplemental Transfer Date to the Depositor and the Master Servicer a Supplemental Certification in the form annexed hereto as Exhibit F-2. Based on its review and examination, and only as to the documents identified in such Supplemental Certification, the Trustee shall acknowledge that such documents appear regular on their face and relate to such Supplemental Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

On or about the twentieth (20th) day after the Supplemental Transfer Date, the Trustee shall deliver to the Depositor and the Master Servicer a Delay Delivery Certification with respect to the Supplemental Mortgage Loans in the form annexed hereto as Exhibit G-2, with any applicable exceptions noted thereon.

Not later than 90 days after the final Supplemental Transfer Date, the Trustee shall deliver to the Depositor and the Master Servicer a Final Certification with respect to the Supplemental Mortgage Loans in the form annexed hereto as Exhibit H-2, with any applicable exceptions noted thereon.

If, in the course of such review of the Mortgage Files relating to the Supplemental Mortgage Loans, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Depositor shall cause Countrywide or Luminent to promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if Countrywide or Luminent does not correct or cure such defect within such period, the Depositor shall cause Countrywide or Luminent to either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date Countrywide or Luminent was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer, the Depositor, Countrywide or Luminent and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Depositor in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Depositor or its designee and shall execute and deliver at the Depositor’s request such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Depositor repurchases, or causes to be repurchased, a Supplemental Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Depositor, or its designee, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) designate on the MERS® System the Depositor, or its designee, as applicable, as the beneficial holder of such Mortgage Loan.

(b) The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth in this Agreement. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

(c) It is understood and agreed that the obligation of the Depositor to cause Countrywide or Luminent to substitute for or to purchase any Mortgage Loan sold to the Depositor by it that does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

SECTION 2.03.      Representations, Warranties and Covenants of the Master Servicer and Breach of Representations under the Mortgage Loan Purchase Agreement or Countrywide Purchase Agreement.

(a) The Master Servicer hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date.

(b) Upon discovery by any of the parties hereto of a breach of a representation or warranty with respect made by Countrywide pursuant to the Countrywide Purchase Agreement or a breach of a representation or warranty made by Luminent pursuant to the Mortgage Loan Purchase Agreement or a breach of a representation or warranty with respect to a Supplemental Mortgage Loan under Section 2.01(e)(1) that materially and adversely affects the interests of the Certificateholders in that Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties, Countrywide or Luminent. Within 90 days of the earlier of the Depositor’s discovery or the Depositor’s receipt of written notice from any party of a breach referred to in the preceding sentence that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cause Countrywide or Luminent to cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Substitute Mortgage Loan.

If the Depositor fails to take any action in accordance with the preceding paragraph after the Depositor has been notified of a breach of a representation or warranty that any of the Depositor, Countrywide or Luminent has made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Trustee shall pursue any remedies available to it against the Depositor, Countrywide or Luminent, as applicable. The Depositor shall promptly reimburse the Trustee and the Master Servicer for any expenses reasonably incurred by the Trustee or the Master Servicer in respect of enforcing the remedies for such breach.

With respect to any Substitute Mortgage Loan or Loans, the Depositor shall cause Countrywide or Luminent to deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Depositor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter that Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.04 with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Depositor and shall execute and deliver at such Depositor’s direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor or, at the direction of the Depositor, Countrywide or Luminent, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Depositor, Countrywide or Luminent substitutes or causes the substitution of one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Stated Principal Balances of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Depositor, or Countrywide or Luminent at the

direction of the Depositor, on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that Countrywide or Luminent shall have repurchased a Mortgage Loan, the Depositor shall cause the Purchase Price therefor to be deposited in the Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which Countrywide or Luminent, as applicable, became obligated under the Countrywide Purchase Agreement or under the Mortgage Loan Purchase Agreement, as applicable, to repurchase or replace (or cause the repurchase or replacement of) such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of the Depositor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Depositor respecting such breach available to Certificateholders or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

Notwithstanding anything to the contrary in this Agreement, with respect to any action which this Agreement provides shall be taken by Countrywide or Luminent and which Countrywide or Luminent is obligated to take under the Countrywide Purchase Agreement or Mortgage Loan Purchase Agreement, as applicable, (i) if Countrywide is an affiliate of the Master Servicer, the Master Servicer shall use its best reasonable efforts to cause Countrywide to take such action and the Depositor shall have no obligation or responsibility whatsoever either to take such action or to use any efforts to cause Countrywide to take such action, (ii) if Countrywide is not an affiliate of the Master Servicer, then upon the request of the Master Servicer the Depositor shall cause Luminent to use its best reasonable efforts to enforce Countrywide’s obligation to take such action but shall have no further obligation if Countrywide fails to take such action after the Depositor has caused Luminent to use its best reasonable efforts to cause Countrywide to take such action and (iii) in no event shall the Depositor be obligated to take any action that is an obligation of Countrywide under the Countrywide Purchase Agreement. All action taken by the Master Servicer or the Depositor pursuant to the preceding sentence shall be at their own expense.

If the Depositor, Luminent or the Master Servicer, as applicable, fails to enforce any obligation of Countrywide under the Countrywide Purchase Agreement, the Trustee shall pursue any remedies available to it against Countrywide, and the Depositor shall cause Luminent to (if Countrywide is not an affiliate of the Master Servicer) or the Master Servicer shall (if Countrywide is an affiliate of the Master Servicer) promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of taking such action.

SECTION 2.04.      Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee (i) with respect to each Mortgage Loan that immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee pursuant to this Agreement, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims and (ii) that Luminent made the representations and warranties set forth on Schedule III.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

SECTION 2.05.	Delivery of Opinion of Counsel in Connection with Substitutions.

(a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Depositor delivers, or causes to be delivered, to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Day, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b) Upon discovery by the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor, or Luminent or Countrywide at the direction of the Depositor, to either (i) substitute if the conditions in Section 2.03(b) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Depositor, or Luminent or Countrywide, at the direction of the Depositor, the Mortgage Loan to be released pursuant to this Section in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

If the Depositor, Luminent or Countrywide fails to take any action after it has received notice in accordance with the preceding paragraph, the Trustee shall pursue any remedies available to it against the Depositor, Luminent or Countrywide, as applicable. The Depositor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach.

SECTION 2.06.	Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement.

SECTION 2.07.	REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. Each REMIC’s fiscal year shall be the calendar year.

SECTION 2.08.	Covenants of the Master Servicer.

The Master Servicer covenants to the Depositor and the Trustee as follows:

(a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

(b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, subject to the terms of this Agreement (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds (which for the purpose of this Section 3.01 includes any Subsequent Recoveries), and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of any tax under section 860F(a) or section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 3.02.	Subservicing; Enforcement of the Obligations of Subservicers.

(a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated under this Agreement. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

(b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

SECTION 3.03.      Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

SECTION 3.04.	Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be the Master Servicer under this Agreement (including by reason of an Event of Default or termination by the Depositor), the Trustee or its successor shall then assume all of the rights and obligations of the Master Servicer under this Agreement arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.09 or any acts or omissions of the predecessor Master Servicer under this Agreement), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans under this Agreement including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer under this Agreement). Any such assumption shall be subject to Section 7.02. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default or termination by the Depositor), the Trustee or its successor shall succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

SECTION 3.05.      Collection of Mortgage Loan Payments; Certificate Account; Distribution Account; Carryover Shortfall Reserve Fund; Supplemental Loan Account; Capitalized Interest Account.

(a) The Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited no later than two Business Days after receipt (or, if the current long-term credit rating of Countrywide is reduced below “A-” by S&P or Fitch or “A3” by Moody’s, the Master Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt), except as otherwise specifically provided in this Agreement, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited under this Agreement:

(i)           all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)          all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee and any lender paid mortgage insurance premiums;

(iii)         all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of a Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures;

(iv)         any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

(v)          any amounts required to be deposited by the Master Servicer pursuant to Section 3.09(c) and in respect of net monthly rental income from REO Property pursuant to Section 3.11;

(vi)	all Substitution Adjustment Amounts;
(vii)	all Advances made by the Master Servicer pursuant to Section 4.01;

(viii)      all Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts; and

(ix)	any other amounts required to be deposited under this Agreement.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the related Master Servicing Fee.

The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision in this Agreement to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

(c) [Reserved].

(d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain in the Distribution Account the following:

(i)           the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.08(a)(ix);

(ii)          any amount deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

(iii)         any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision in this Agreement to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(e) Each institution at which the Certificate Account, Supplemental Loan Account, Capitalized Interest Account or the Distribution Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, Supplemental Loan Account and Capitalized Interest Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account and the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided in this Agreement, and all income and gain net of any losses realized from any such investment of funds on deposit in the Supplemental Loan Account and the Capitalized Interest Account shall be for the benefit of the Depositor and shall be remitted to it monthly as provided in Section 3.05(i) and Section 3.05(j), respectively. The amount of any realized losses in the Certificate Account, Supplemental Loan Account, Capitalized Interest Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account, Supplemental Loan Account or Capitalized Interest Account, as applicable. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, Supplemental Loan Account, Capitalized Interest Account or the Distribution Account and made in accordance with this Section 3.05.

(f) The Master Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account or the Carryover Reserve Fund prior to any change thereof.

(g) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Floating Rate Certificates and the Class X Certificates, the Carryover Shortfall Reserve Fund and shall deposit therein, upon receipt from or on behalf of the Depositor, an amount equal to $1,000. All funds on deposit in the Carryover Shortfall Reserve Fund shall (x) be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement and (y) remain uninvested. The deposit of $1,000 that is distributed on the first Distribution Date will be treated as paid from the Carryover Shortfall Reserve Fund to the REMIC III and from the REMIC III to each Class of Floating Rate Certificates.

On each Distribution Date, the Trustee shall deposit into the Carryover Shortfall Reserve Fund all amounts otherwise distributable to the Class X IO-1 and Class X IO-2 Components on such Distribution Date.

The Trustee shall make withdrawals from the Carryover Shortfall Reserve Fund to make distributions pursuant to Section 4.02(a)(4). Upon the earlier of (i) the retirement of the LIBOR Certificates and (ii) the termination of the Trust Fund in accordance with Section 9.01, the Trustee shall distribute to the Depositor all monies remaining on deposit in the Carryover Shortfall Reserve Fund after making the distributions specified in Section 4.02(a)(4).

(h) The Trustee shall establish and maintain, on behalf of the Class P Certificateholders, a Principal Reserve Fund in the name of the Trustee. On the Closing Date, the Depositor shall deposit into the Principal Reserve Fund $100. Funds on deposit in the Principal Reserve Fund shall not be invested.

(i) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Supplemental Loan Account. On the Closing Date, the Depositor shall remit or cause to be remitted the Supplemental Amount to the Trustee for deposit in the Supplemental Loan Account. On each Supplemental Transfer Date, upon satisfaction of the conditions for such Supplemental Transfer Date set forth in Section 2.01(e), with respect to the related Supplemental Transfer Agreement, the Trustee shall pay on such Supplemental Transfer Date the portion of the Aggregate Supplemental Transfer Amount held in escrow pursuant to Section 2.01(e) as payment of the purchase price for the Supplemental Mortgage Loans. If at any time the Depositor becomes aware that the Cut-off Date Stated Principal Balance of Supplemental Mortgage Loans reflected on any Supplemental Transfer Agreement exceeds the actual Cut-off Date Stated Principal Balance of the relevant Supplemental Mortgage Loans, the Depositor may so notify the Trustee and the Trustee shall redeposit into the Supplemental Loan Account the excess reported to it by the Depositor.

If any funds remain in the Supplemental Loan Account at the end of the Conveyance Period, to the extent that they represent earnings on the amounts originally deposited into the Supplemental Loan Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds shall be transferred to the Distribution Account to be included as part of principal distributions to the Senior Certificates, to the extent of the related Remaining Supplemental Loan Amount.

(j) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificateholders, the Capitalized Interest Account and shall deposit therein, upon receipt from or on behalf of the Depositor, an amount equal to $1,121,755.14. On the first Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Carryover Shortfall Reserve Fund (prior to making any distributions from the Carryover Shortfall Reserve Fund on such Distribution Date) an amount equal to $1,098,148.37. In addition, on the first Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Distribution Account an amount equal to the Capitalized Interest Requirement. Any amounts remaining in the Capitalized Interest Account after making such transfer shall be remitted to the Depositor. All funds on deposit in the Capitalized Interest Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. On the Business Day after the first Distribution Date, the Trustee shall terminate the Capitalized Interest Account.

SECTION 3.06.      Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing in this Agreement shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master

Servicer out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments and insurance premiums) and 3.09 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

(c) The Master Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

SECTION 3.07.     Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder and/or Certificate Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder and/or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder and/or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

SECTION 3.08.     Permitted Withdrawals from the Certificate Account; the Distribution Account and the Carryover Shortfall Reserve Fund.

(a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)           to pay to the Master Servicer (to the extent not previously retained by the Master Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14 and to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

(ii)          to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii)        to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made by it;

(iv)         to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v)          to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06 and (b) for unpaid Master Servicing Fees as provided in Section 3.11;

(vi)         to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received on such Mortgage Loan after the date of such purchase;

(vii)       to reimburse the Sellers, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

(viii)      to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

(ix)         on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds and the Trustee Fee for such Distribution Date and any Prepayment Charges received during the related Prepayment Period and remit such amount to the Trustee for deposit in the Distribution Account; and

(x)          to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the second to last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)	to pay to itself the Trustee Fee for the related Distribution Date;

(ii)          to pay to the Master Servicer as additional servicing compensation, earnings on or the investment income with respect to funds in the Distribution Account;

(iii)        to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein;

(iv)         to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(ii) hereof;

(v)          to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iii) hereof; and

(vi)         to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

(c) The Trustee shall withdraw funds from the Carryover Shortfall Reserve Fund for distribution to the LIBOR Certificates and the Class X Certificates in the manner specified in Section 4.02(a)(4) (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Shortfall Reserve Fund for the following purposes:

(i)           to withdraw any amount deposited in the Carryover Shortfall Reserve Fund and not required to be deposited therein; and

(ii)          to clear and terminate the Carryover Shortfall Reserve Fund upon the retirement of LIBOR Certificates and the Class X Certificates pursuant to Section 9.01.

(d) On the Business Day before the Class P Principal Distribution Date, the Trustee shall transfer from the Principal Reserve Fund to the Distribution Account $100 and shall distribute such amount to the Class P Certificates on the Class P Principal Distribution Date. Following the distributions to be made in accordance with the preceding sentence, the Trustee shall then terminate the Principal Reserve Fund.

(e) Immediately after the first Distribution Date, the Trustee shall (i) withdraw from the Carryover Shortfall Reserve Fund an amount equal to the amount on deposit in the Carryover Shortfall Reserve Fund, minus $1,000 and (ii) distribute such amount to the Depositor.

SECTION 3.09.        Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a) The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan, including any Deferred Interest, and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of the proceeds of liquidation of the Mortgage Loan or Subsequent Recoveries to the extent permitted by Section 3.08. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b) The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

Except with respect to any Lender PMI Mortgage Loans, the Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law. With respect to the Lender PMI Mortgage Loans, the Master Servicer shall maintain the

Primary Insurance Policy for the life of such Mortgage Loans, unless otherwise provided for in the related Mortgage Note or prohibited by law.

The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related proceeds of liquidation and Subsequent Recoveries.

(c) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account.

SECTION 3.10.	Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b) Subject to the Master Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a) In the event that any payment due under any Mortgage Loan and not postponed is not paid when the same becomes due and payable, or in the event the related Mortgagor fails to perform any other covenant or obligation under such Mortgage Loan and such failure continues beyond any applicable grace period, the Master Servicer shall take such action, which action (notwithstanding anything contained herein or incorporated by reference to the contrary) may include but is not limited to effecting the sale of such Mortgage Loan on an as-is basis, as (1) the Master Servicer would undertake under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with accepted servicing practices, and (3) the Master Servicer shall determine prudently to be in the best interest of Certificateholders. The Master Servicer, on behalf of the Trust Fund, may also, in its sole and exclusive discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Master Servicer believes, in its sole and exclusive discretion, that such sale would maximize proceeds to the Certificateholders (on a present value basis) with respect to each such Mortgage Loan. Notwithstanding any other provision in this Agreement or otherwise, the Master Servicer shall have no liability to the Certificateholders or any other party for the Master Servicer’s determination hereunder.

(b) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through the proceeds of liquidation of the Mortgage Loan and Subsequent Recoveries (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement of such costs and expenses from the proceeds of liquidation of the Mortgage Loan and Subsequent Recoveries with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee’s capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Trust Fund. In that event, the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to a three-year period, if applicable, will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and that the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master

Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer or the Trustee for any unreimbursed Advances; third, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer or the Trustee pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the end of the Due Period concluding in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.14.

The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan that is 151 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the next to the last day of the calendar month in which such Mortgage Loan became 151 days delinquent (such month, the “Eligible Repurchase Month”); provided further, that any such Mortgage Loan that becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased under this Section 3.11 shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit N to this Agreement, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

(c) The Master Servicer may agree to a modification of any Mortgage Loan (the “Modified Mortgage Loan”) if (i) the modification is in lieu of a refinancing, (ii) the Mortgage Rate on the Modified Mortgage Loan is approximately a prevailing market rate for newly-originated mortgage loans having similar terms and (iii) the Master Servicer purchases the Modified Mortgage Loan from the Trust Fund as described below. Effective immediately after the modification, and, in any event, on the same Business Day on which the modification occurs, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of modification and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. For federal income tax purposes, the Trustee shall account for such purchase as a prepayment in full of the Modified Mortgage Loan.

The Master Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to Section 3.05 within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto. The Master Servicer covenants and agrees to indemnify the Trust Fund against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Master Servicer (but such obligation shall not prevent the Master Servicer or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or the Master Servicer.

Notwithstanding anything in this Agreement to the contrary:

(a)   The Master Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the majority holder of the most junior of the Subordinate Certificates of its intention to do so, and (ii) the majority holder of the most junior of the Subordinate Certificates, does not, within such five Business Day period, affirmatively object to such action.

(b)   In the event that the Master Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Master Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with accepted servicing practices, the Master Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the majority holder of the most junior of the Subordinate Certificates with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Master Servicer shall not be permitted to proceed with any such action unless the majority holder of the most junior of the Subordinate Certificates, does not, within five Business Days following such notice, affirmatively object to the Master Servicer taking such action.

(c)   If the majority holder of the most junior of the Subordinate Certificates timely and affirmatively objects to an action or contemplated action of the Master Servicer pursuant to either (a) or (b) above, then the majority holder of the most junior of the Subordinate Certificates shall instruct the Master Servicer to hire, at the majority holder of the most junior of the Subordinate Certificates’ sole cost and expense, three appraisal firms, selected by the Master Servicer in its sole and absolute discretion from the list of appraisal firms attached as Exhibit W, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such majority holder of the most junior of the Subordinate Certificates’ objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Master Servicer for deposit into the Certificate Account. All costs relating to the computation of the related Fair Value Prices shall be for the account of the majority holder of the most junior of the Subordinate Certificates and shall be paid by the majority holder of the most junior of the Subordinate Certificates at the time such Mortgage Loan and the related Mortgaged Property are purchased by the majority holder of the most junior of the Subordinate Certificates.

(d)   If the Master Servicer shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)	The Master Servicer shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.
(ii)

If the Master Servicer shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Master Servicer Fair Value Price”), and the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Master Servicer Fair Value Price.

(iii)

If the Master Servicer shall have received only one Fair Value Price at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)

if such Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master Servicer Fair Value Price; and

(B)	if such Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the majority holder of the most junior of the Subordinate

Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) shall thereafter apply.

(iv)

Following the payment by the majority holder of the most junior of the Subordinate Certificates of the Preliminary Purchase Price, the Master Servicer shall continue to hire appraisal firms at the majority holder of the most junior of the Subordinate Certificates’ sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)

if such Master Servicer Fair Value Price is equal to or greater than the Unpaid Principal Balance, then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master Servicer Fair Value Price; and

(B)

if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms and (y) the Master Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Master Servicer shall promptly notify the majority holder of the most junior of the Subordinate Certificates of such calculation, and the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after such notice, remit to the Master Servicer, for deposit into the Certificate Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; and

(C)

if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Master Servicer shall promptly notify the majority holder of the most junior of the Subordinate Certificates of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the majority holder of the most junior of the Subordinate Certificates, from funds then on deposit in the Certificate Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e)    Notwithstanding anything herein to the contrary, the majority holder of the most junior of the Subordinate Certificates shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 3.11 within the timeframe set forth in this Section 3.11 following the majority holder of the most junior of the Subordinate Certificates’ objection to an action of the Master Servicer. Moreover, the majority holder of the most junior of the Subordinate Certificates shall not be entitled to the foregoing rights if any of the Subordinate Certificates are held by entities that are unaffiliated with such majority holder of the most junior of the Subordinate Certificates.

(f)    Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the majority holder of the most junior of the Subordinate Certificates may agree to from time to time.

(g)   For the avoidance of doubt, the majority holder of the most junior of the Subordinate Certificates’ rights set forth in this Section 3.11 are intended to provide the majority holder of the most junior of the Subordinate Certificates, for so long as it has not forfeited its right under this Section 3.11 as set forth in clause (e) above, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

To the extent that the majority holder of the most junior of the Subordinate Certificates purchases any Mortgage Loan pursuant to this Section 3.11, the Master Servicer will continue to service such Mortgage Loan in accordance with this Agreement.

SECTION 3.12.	Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit N of this Agreement. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer’s direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation on the Mortgage Note. The Master Servicer is authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13.     Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds and any Subsequent Recoveries, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

SECTION 3.14.	Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee; provided, that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date, but not to exceed the Compensating Interest for that Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited.

Additional servicing compensation in the form of Excess Proceeds, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

SECTION 3.15.	Access to Certain Documentation.

The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Certificateholders and/or Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.16.	Annual Statement as to Compliance.

(a) The Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof and (iii) to the best of such officer’s knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect specifying each such failure known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer’s expense, provided such statement is delivered by the Master Servicer to the Trustee.

(b) The Master Servicer shall cause each Subservicer to deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of such Subservicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Subservicer under the applicable Subservicing Agreement or primary servicing agreement, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Subservicer has fulfilled all its obligations under the applicable Subservicing Agreement or primary servicing agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(c) The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer’s expense, provided such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.17.	[Reserved].
SECTION 3.18.	Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

SECTION 3.19.	Notification of Adjustments.

On each Adjustment Date, the Master Servicer shall make interest rate and/or monthly payment adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate and/or monthly payment adjustments. The Master Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate or monthly payment adjustments and the Master Servicer’s methods of implementing such adjustments. Upon the discovery by the Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest and/or principal loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall be held harmless with respect to any interest rate and/or monthly payment adjustments made by any servicer prior to the Master Servicer.

SECTION 3.20.	[Reserved].
SECTION 3.21.	Prepayment Charges.

(a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall deliver to the Trustee an Officer’s Certificate no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the immediately succeeding Master Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

(b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.

(c) Countrywide represents and warrants to the Depositor and the Trustee, as of the Closing Date and each Supplemental Transfer Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

(d) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing clause (c) that materially and adversely affects the right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by Countrywide or receipt of notice by Countrywide of breach, Countrywide shall cure the breach in all material respects or shall pay to the Master Servicer which shall deposit such amount into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Master Servicer into the Certificate Account.

ARTICLE IV

DISTRIBUTIONS AND

ADVANCES BY THE MASTER SERVICER

SECTION 4.01.	Advances.

(a) The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

(b) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), the Master Servicer shall use its best efforts to give written notice thereof to the Trustee (each such notice a “Trustee Advance Notice” and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that will not be deposited by the Master Servicer (each such amount an “Advance Deficiency”) and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 P.M., New York time on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(b) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this Section 4.01(b) together with accrued interest, not later than the fifth day following the related Master Servicer Advance Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall have the right, but not the obligation, to immediately (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

(c) The Master Servicer shall, not later than the close of business on the second Business Day immediately preceding each Distribution Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

SECTION 4.02.	Priorities of Distribution.

(a) (1) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions on the specified Classes of Senior Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

(i)	[Reserved];

(ii)          concurrently, to each interest-bearing Class of Senior Certificates and the Class X IO-1 and Class X IO-2 Components, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount for such Distribution Date, any shortfall being allocated among such Classes and Components in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that the amount of interest otherwise distributable to the Class X IO-1 and Class X IO-2 Components shall be deposited into the Carryover Shortfall Reserve Fund and shall be distributed in accordance with Section 4.02(a)(4);

(iii)	[Reserved];

(iv)         to each Class of Senior Certificates and the Class X PO-1 and Class X PO-2 Components, concurrently as follows:

(x) [Reserved]; and

(y) the Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed, sequentially;

(A)         first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(B)         second, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 and Class X PO-2 Components immediately prior to such Distribution Date;

(2)	[Reserved].

(3)          On each Distribution Date, Available Funds remaining after making the distributions described in Section 4.02(a)(1) above, shall be distributed to the Subordinated

Certificates and the Class A-R Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

(A)         to the Class M Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(B)         to the Class M Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(C)         to the Class B-1 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(D)         to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(E)         to the Class B-2 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(F)          to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(G)         to the Class B-3 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(H)         to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(I)           to the Class B-4 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(J)           to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero;

(K)         to the Class B-5 Certificates, an amount allocable to interest equal to the Class Optimal Interest Distribution Amount for such Class for such Distribution Date;

(L)         to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof is reduced to zero; and

(M)        to the Class A-R Certificates, any remaining funds in the Trust Fund.

(4)          On each Distribution Date, any amounts deposited in the Carryover Shortfall Reserve Fund shall be distributed by the Trustee as follows:

(i) on the initial Distribution Date, the Trustee shall distribute to each Class of Floating Rate Certificates, proportionately based on the Carryover Shortfall Amount with respect to each such Class of Certificates for that Distribution Date, the lesser of (a) $1,098,148.37 and (b) the aggregate amount of Carryover Shortfall Amounts with respect to the Floating Rate Certificates for that Distribution Date;

(ii) [Reserved];

(iii) from amounts otherwise distributable to the Class X IO-1 Component on such Distribution Date, sequentially, as follows:

(1)          concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Carryover Shortfall Amounts for each such Class, in an amount up to such Class’ Carryover Shortfall Amounts remaining unpaid for such Distribution Date; and

(2)	to the Class X Certificates;

(iv) from amounts otherwise distributable to the Class X IO-2 Component on such Distribution Date, sequentially, as follows:

(1)          concurrently, to the Class M, Class B-1, Class B-2 Certificates, pro rata, based on such Class’ entitlements to receive Carryover Shortfall Amounts on such Distribution Date, in an amount up to their respective Carryover Shortfall Amounts remaining unpaid for such Distribution Date;

(2)          sequentially, to the Class B-3, Class B-4 and Class B-5 Certificates, in that order, in each case up to the amount of such Class’ Carryover Shortfall Amounts remaining unpaid for such Distribution Date; and

(3)	to the Class X Certificates.

(5)          On each Distribution Date, all amounts representing Prepayment Charges received during the related Prepayment Period with respect to the Mortgage Loans (including all related Master Servicer Prepayment Charge Amounts deposited pursuant to Section 3.21) will be distributed to the Holders of the Class P Certificates. In addition, on the Class P Principal

Distribution Date, the Trustee shall distribute to the Holders of the Class P Certificates, as a Class, $100.00 from amounts on deposit in the Principal Reserve Fund.

(b) [Reserved].

(c) [Reserved].

(d) On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates or Component thereof for such Distribution Date shall be reduced for each Class or Component of Senior Certificates and each Class of Subordinated Certificates by (i) the Class’ pro rata share of the Net Prepayment Interest Shortfalls based (x) with respect to a Class of Senior Certificates or Component thereof, on the related Class Optimal Interest Distribution Amount for such Distribution Date, and (y) with respect to the Subordinated Certificates, the related Class Optimal Interest Distribution Amount for such Distribution Date in the absence of such Net Prepayment Interest Shortfalls, and (ii) the Class’ Allocable Share of (A) with respect to each Mortgage Loan that became subject to a Debt Service Reduction during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction and (B) each Relief Act Reduction for the Mortgage Loans incurred during the calendar month preceding the month of such Distribution Date.

(e) Notwithstanding the priority and allocation contained in Section 4.02(a)(3), if, on any Distribution Date, with respect to any Class of Subordinated Certificates (other than the Class of Subordinated Certificates then outstanding with the highest priority of distribution), the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Net Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Net Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Certificate Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.02(a)(3). Notwithstanding anything in this Agreement to the contrary, the Class of Subordinated Certificates then outstanding with the highest distribution priority shall not be a Restricted Class.

(f) If Subsequent Recoveries have been received with respect to a Liquidated Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Certificate Balance or Component Principal Balance of each Class of Certificates or Component thereof to which Realized Losses have been allocated, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Certificates or Component pursuant to Section 4.04. Holders of such Certificates will not be entitled to any payment in respect of the Class Optimal Interest Distribution Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied pro rata to the Certificate Balance or Component Principal Balance of each Certificate of such Class or Component thereof.

SECTION 4.03.	Allocation of Net Deferred Interest.

(a) For any Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the Senior Certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the Subordinated Certificates. Among the Senior Certificates or the Subordinated Certificates, as applicable, the Net Deferred Interest allocated to a Class of Certificates shall be an amount equal to the excess, if any, of (i) the amount of interest that accrued on such Class of Certificates or its related Notional Amount Components at its respective Pass-Through Rate during the Interest Accrual Period related to that Distribution Date over (ii) the amount of interest that accrued on such Class of Certificates or its related Notional Amount Components at the related Adjusted Cap Rate during the Interest Accrual Period related to that Distribution Date.

(b) Any Net Deferred Interest allocated to a Class of Certificates will be added to the Class Certificate Balance of such Class of Certificates, except that in the case of a Class of Component Certificates, the amount of Net Deferred Interest allocated to a Notional Amount Component shall be added to the Component Principal Balance of the related Principal Only Component.

SECTION 4.04.	Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, with respect to the related Distribution Date.

Realized Losses with respect to any Distribution Date shall be allocated as follows:

(i)	[Reserved];

(ii)          Any Realized Loss on the Mortgage Loans shall be allocated first, to the Subordinated Certificates, in reverse order of their respective numerical Class designations (beginning with the Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second, to the Senior Certificates (other than any Notional Amount Certificates, if applicable) in the following order: first, to the Class A-3 Certificates, second, to the Class A-2 Certificates and third, to the Class A-1 Certificates, in each case, until their respective Class Certificate Balances are reduced to zero. For purposes of allocating losses to the Subordinated Certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of Subordinated Certificates.

(b) The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate Class Certificate Balance of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Net Deferred Interest and Realized Losses on such Distribution Date)

exceeds the sum of (i) the Pool Stated Principal Balance as of the last day of the Due Period related to such Distribution Date and (ii) in the case of the first Distribution Date only, the Supplemental Amount.

(c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 4.04(b) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

(d) Any allocation of Realized Losses to a Certificate or to any Component or any reduction in the Certificate Balance of a Certificate, pursuant to Section 4.04(b) above shall be accomplished by reducing the Certificate Balance or Component Principal Balance, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance” or “Component Principal Balance,” as the case may be.

SECTION 4.05.	[Reserved].
SECTION 4.06.	Monthly Statements to Certificateholders.

(a)              Concurrently with each distribution on a Distribution Date, the Trustee will forward by mail to each Rating Agency and make available to Certificateholders on the Trustee’s website (http://www.bnyinvestorreporting.com) a statement generally setting forth the information contained in Exhibit R hereto.

(b) The Trustee’s responsibility for disbursing the information contained in Exhibit R to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer.

(c) On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule V to this Agreement.

(d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the aggregate principal distributions, aggregate interest distributions and aggregate Master Servicing Fees paid to or retained by the Master Servicer for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.07.	[Reserved].
SECTION 4.08.	Determination of Pass-Through Rates for LIBOR Certificates.

(a) On each Interest Determination Date so long as any LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the rate for one-month deposits in U.S. dollars as quoted on the Bloomberg Terminal for the related Interest Determination Date.

(b) If on any Interest Determination Date, LIBOR cannot be determined as provided in paragraph (a) of this Section 4.08, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on Telerate Page 3750. “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (formerly the Dow Jones Markets) (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). LIBOR for the next Interest Accrual Period will be established by the Trustee on each Interest Determination Date as follows:

(i)           If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next applicable Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii)          If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

(iii)        If on any Interest Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the related Classes of Certificates shall be LIBOR as determined on the preceding applicable Interest Determination Date or, in the case of the first Interest Determination Date, 4.53375%

Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain a Reference Bank which is caused by circumstances beyond its reasonable control.

(c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee’s selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.08.

The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

SECTION 4.09.             Distributions and Allocations of Realized Losses on the REMIC Regular Interests.

REMIC I:

(a) Uncertificated Accrued Interest shall be payable to the REMIC I Regular Interests at the REMIC I Remittance Rate for each such REMIC I Regular Interest on the related Uncertificated Balance; and

(b) Distributions of Available Funds remaining after distributions made pursuant to clause (a) above shall be deemed to be made to the to the Holders of REMIC I Regular Interest LT1 and REMIC I Regular Interest LT1PF in an amount equal to the remainder of the Available Funds for such Distribution Date, allocated in the following order of priority: (1) sequentially to the Holders of REMIC I Regular Interest LT1 and REMIC I Regular Interest LT1PF, until their respective Uncertificated Balances are reduced to zero and (2) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest). Notwithstanding the foregoing, however, (1) for the first Distribution Date, such amounts relating to the Initial Mortgage Loans shall be allocated to REMIC I Regular Interest LT1 and such amounts relating to the Supplemental Mortgage Loans shall be allocated to REMIC I Regular Interest LT1PF, (2) all amounts representing Prepayment

Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest LTP, which distributions shall not reduce the Uncertificated Balance thereof and (3) amounts shall first be allocated to the Holders of REMIC I Regular Interest LTP on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(c) Realized Losses on the Mortgage Loans shall be applied to the REMIC I Regular Interests sequentially to REMIC I Regular Interest LT1 and REMIC I Regular Interest LT1PF, until their respective Uncertificated Balances are reduced to zero. Notwithstanding the foregoing, however, for the first Distribution Date, Realized Losses relating to the Initial Mortgage Loans shall be allocated to REMIC I Regular Interest LT1 and Realized Losses relating to the Supplemental Mortgage Loans shall be allocated to REMIC I Regular Interest LT1PF.

(d) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls, Debt Service Reductions and Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated with respect to the Mortgage Loans, to REMIC I Regular Interest LT1 and REMIC I Regular Interest LT1PF, in each case to the extent of one month’s interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such Uncertificated REMIC I Interest; provided, however, with respect to the first Distribution Date, such amounts relating to the Initial Mortgage Loans shall be allocated to REMIC I Regular Interest LT1 and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC I Regular Interest LT1PF.

(e) Net Deferred Interest shall be allocated pro rata to REMIC I Regular Interest LT1 and REMIC I Regular Interest LT1PF in proportion to their Uncertificated Balances. Notwithstanding the foregoing, however, for the first Distribution Date, Net Deferred Interest relating to the Initial Mortgage Loans shall be allocated to REMIC I Regular Interest LT1 and Net Deferred Interest relating to the Supplemental Mortgage Loans shall be allocated to REMIC I Regular Interest LT1PF.

REMIC II:

(a) Uncertificated Accrued Interest shall be payable to the REMIC II Regular Interests at the REMIC II Remittance Rate for each such REMIC II Regular Interest on the related Uncertificated Balance.

(b) The Senior Percentage of the remainder of Available Funds after distributions made pursuant to clause (a) above, shall be allocated in the order and priority as follows:

(i)           100.00% of such remainder to the Holders of REMIC II Regular Interest LT-A-R, until the Uncertificated Balance of such Uncertificated REMIC II Regular Interest is reduced to zero;

(ii)          98.00% of the remainder after application of clause (i), to the Holders of REMIC II Regular Interest LT-AA-SR, until the Uncertificated Balance of such Uncertificated REMIC II Regular Interest is reduced to zero;

(iii)         2.00 % of the remainder after application of clause (i), first to the Holders of REMIC II Regular Interests LT-A1-SR, LT-A2-SR and LT-A3-SR, equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest LT-ZZ-SR, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

(d)          any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-II Interest).

(c) The Subordinated Percentage of the remainder of Available Funds after distributions made pursuant to clause (a) above, shall be allocated in the order and priority as follows:

(i)           100.00% of such remainder to the Holders of REMIC II Regular Interest LT-A-R, until the Uncertificated Balance of such Uncertificated REMIC II Regular Interest is reduced to zero;

(ii)          98.00% of the remainder after application of clause (i), to the Holders of REMIC II Regular Interest LT-AA-SUB, until the Uncertificated Balance of such Uncertificated REMIC II Regular Interest is reduced to zero;

(iii)         2.00 % of the remainder after application of clause (i), first to the Holders of REMIC II Regular Interests LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB and LT-B5-SUB, equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest LT-ZZ-SUB, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

(d)          any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-II Interest).

(d) Notwithstanding clauses (b)and (c) above, (i) all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest LT-P, which distributions shall not reduce the Uncertificated Balance thereof and (ii) amounts shall first be allocated to the Holders of REMIC II Regular Interest LT-P on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(e) The Senior Percentage of Net Deferred Interest shall be allocated as follows:

(i)           98.00% to the Holders of REMIC II Regular Interest LT-AA-SR; and

(ii)          2.00%, first to the Holders of REMIC II Regular Interests LT-A1-SR, LT-A2-SR and LT-A3-SR, equal to 1.00% of and in the same proportion as Net Deferred Interest is allocated to the Corresponding Certificates, and second, to the Holders of REMIC II Regular Interest LT-ZZ-SR.

(f) The Subordinated Percentage of Net Deferred Interest shall be allocated as follows:

(i)           98.00% to the Holders of REMIC II Regular Interest LT-AA-SUB; and

(ii)          2.00%, first to the Holders of REMIC II Regular Interests LT-M-SUB, LT-B1-SUB, LT-B2-SUB, LT-B3-SUB, LT-B4-SUB and LT-B5-SUB, equal to 1.00% of and in the same proportion as Net Deferred Interest is allocated to the Corresponding Certificates, and second, to the Holders of REMIC II Regular Interest LT-ZZ-SUB.

(g) Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT-AA-SUB and REMIC II Regular Interest LT-ZZ-SUB up to an aggregate amount equal to the REMIC II Subordinate Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SUB and REMIC II Regular Interest LT-ZZ-SUB up to an aggregate amount equal to the REMIC II Subordinate Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SUB, REMIC II Regular Interest LT-B5-SUB and REMIC II Regular Interest LT-ZZ-SUB, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-B5-SUB has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SUB, REMIC II Regular Interest LT-B4-SUB and REMIC II Regular Interest LT-ZZ-SUB, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-B4-SUB has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SUB, REMIC II Regular Interest LT-B3-SUB and REMIC II Regular Interest LT-ZZ-SUB, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II

Regular Interest LT-B3-SUB has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest LTAA, REMIC II Regular Interest LT-B2-SUB and REMIC II Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-B2-SUB has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest LTAA, REMIC II Regular Interest LT-B1-SUB and REMIC II Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-B1-SUB has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest LTAA, REMIC II Regular Interest LT-M-SUB and REMIC II Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-M-SUB has been reduced to zero; ninth, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT-AA-SR and REMIC II Regular Interest LT-ZZ-SR up to an aggregate amount equal to the REMIC II Senior Interest Loss Allocation Amount, 98% and 2%, respectively; tenth, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SR and REMIC II Regular Interest LT-ZZ-SR up to an aggregate amount equal to the REMIC II Senior Principal Loss Allocation Amount, 98% and 2%, respectively; eleventh, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SR, REMIC II Regular Interest LT-A3-SR and REMIC II Regular Interest LT-ZZ-SR, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-A3-SR has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SR, REMIC II Regular Interest LT-A2-SR and REMIC II Regular Interest LT-ZZ-SR, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-A2-SR has been reduced to zero; and thirteenth, to the Uncertificated Balances of REMIC II Regular Interest LT-AA-SR, REMIC II Regular Interest LT-A1-SR and REMIC II Regular Interest LT-ZZ-SR, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest LT-A1-SR has been reduced to zero.

(h) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls, Debt Service Reductions and Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interests pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Class of Component Certificates, (B) 100% of the Class Certificate Balance of any Class of Certificates, (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (D) a Class P Certificate or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate of the Depositor.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Sellers and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that (x) such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such transfer or (y) in the case of a Certificate that is an ERISA-Restricted Certificate and that has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, addressed to the Trustee and the Master Servicer, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability (such Opinion of Counsel, a “Benefit Plan Opinion”). For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, in the event the representation letter or Benefit Plan Opinion referred to in the preceding sentence is not so furnished, one of the representations in clause (i), as appropriate, shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquiror’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary in this Agreement, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan or arrangement subject to ERISA or to Section 4975 of the Code without the delivery to the Trustee of a Benefit Plan Opinion satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)          Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Residual Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached to this Agreement as Exhibit I.

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)         Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)          The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Master Servicer or any Seller, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references in this Agreement to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.	Persons Deemed Owners.

The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

SECTION 5.05.	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, (x) provide the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any, and (y) assist the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients’ expense with obtaining from the Depository a list of the related Depository Participants acting on behalf of Certificate Owners of Book Entry Certificates. The Depositor and every Certificateholder and Certificate Owner, by receiving and holding a Certificate or beneficial interest therein, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders and/or Depository Participants hereunder, regardless of the source from which such information was derived.

SECTION 5.06.	Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Respective Liabilities of the Depositor and the Master Servicer.

The Depositor and the Master Servicer shall each be liable in accordance with this Agreement only to the extent of the obligations specifically and respectively imposed upon and undertaken by them in this Agreement.

SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.

The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in this Agreement to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of, FNMA or FHLMC.

As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Master Servicer, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Master Servicer.

SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer and Others.

None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any (i) breach of representations or warranties made by it in this Agreement or (ii) liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or any Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

SECTION 6.04.	Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrade or withdrawal of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations under this Agreement and the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Master Servicer.

ARTICLE VII

DEFAULT

SECTION 7.01.	Events of Default.

“Event of Default,” wherever used in this Agreement, means any one of the following events:

(i)           any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)          any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation), which failure materially affects the rights of Certificateholders, that failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the sixty day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans or the failure to substitute or repurchase in lieu of delivery thereof; or

(iii)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)         the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)          the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)         the Master Servicer shall fail to reimburse in full the Trustee within five days of the Master Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b) together with accrued and unpaid interest.

If (a) an Event of Default described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or (b) an Event of Default described in clauses (i) to (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, at the direction of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights evidenced by such Certificates, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.16(a) or Section 11.07(a)(1) and (2), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer if a failure of the Master Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance which the Master Servicer failed to make subject to Section 4.01 whether or not the obligations of the Master Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities under this Agreement.

If the Master Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

SECTION 7.02.	Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions of this Agreement and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee permitted to be paid to the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.09.

In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer or (y) in causing MERS to designate on the MERS® System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 7.03.	Notification to Certificateholders.

(a)   Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders and to each Rating Agency.

(b)   Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.	Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           unless an Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)          the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

(iv)         without in any way limiting the provisions of this Section 8.01 or Section 8.02, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether it is required to make an Advance under Section 4.01(b), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(b) in the absence of a Trustee Advance Notice or actual knowledge of a Responsible Officer of the Trustee that (A) such Advance was not made by the Master Servicer and (B) such Advance is not a Nonrecoverable Advance.

SECTION 8.02.	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)           the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)          the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)        the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(v)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

(vi)         the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)       the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)      the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

(ix)         the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained in this Agreement and in the Certificates shall be taken as the statements of the Depositor or a Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System other than with respect to the Trustee’s execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

SECTION 8.04.	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 8.05.	Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

SECTION 8.06.	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce or withdraw their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

SECTION 8.07.	Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, (ii) if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) during the period when the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.01, in the preceding paragraph, Section 8.09 or Article XI and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), the Depositor or the Master Servicer, or in the case of clause (iv), the Depositor, may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the successor so appointed and one complete set to the Depositor, together with a written description of the basis for such removal. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08.	Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee in this Agreement. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09.	Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything in this Agreement to the contrary notwithstanding.

As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)          No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)        The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)         The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.	Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the tax status of any REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth in this Agreement, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth in this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or a Seller of any of their obligations under this Agreement, (iii) any Seller, if any such tax arises out of or results from that Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or any Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

The Trustee shall treat the Carryover Shortfall Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) which is not an asset of any REMIC created hereunder. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Carryover Shortfall Reserve Fund be disregarded as an entity separate from the Holder of the Class X Certificates unless and until the date when either (a) there is more than one Class X Certificateholder or (b) any Class of Certificates in addition to the Class X Certificates is recharacterized as an equity interest in the Carryover Shortfall Reserve Fund for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be treated as a grantor trust. The Class X Certificates shall be treated as representing ownership of a REMIC III Regular Interest and a position in an interest rate cap contract. The Trustee shall assume that the position of the Class X Certificates in such interest rate cap contract has a value of $1,000.

ARTICLE IX

TERMINATION

SECTION 9.01.	Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of: (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month’s accrued interest thereon at the applicable Adjusted Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, and (iii) any remaining unpaid costs and damages incurred by the Trust Fund that arise out of an actual violation of any predatory or abusive lending law that also constitutes an actual breach of clause (52) on Schedule I to the Countrywide Acknowledgement, in all cases plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property in and (ii) the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Master Servicer shall have the right to purchase all Mortgage Loans and REO Properties in the Trust Fund pursuant to clause (a) in the preceding paragraph of this Section 9.01 only on or after the Optional Termination Date.

SECTION 9.02.	Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to cause a termination pursuant to Section 9.01 and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall cause all related funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on or before the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Mortgage Loans and REO Properties and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. Notwithstanding the reduction of the Class Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee hereunder in accordance with Article IX.

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject to this Agreement.

SECTION 9.03.	Additional Termination Requirements.

(a) In the event the Master Servicer exercises its purchase option or options as provided in Section 9.01, the Mortgage Loans and REO Properties then remaining in the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any

REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)          Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 9.02, the Master Servicer shall prepare and the Trustee, at the expense of the “tax matters person,” shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

(2)          Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 9.01.

(b) The Trustee as agent for any REMIC created under this Agreement hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to conform this Agreement to the Prospectus and Prospectus Supplement provided to investors in connection with the initial offering of the Certificates, (iv) to add to the duties of the Depositor or the Master Servicer, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time, (vi) to add any other provisions with respect to matters or questions arising hereunder or (vii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (vi) or (vii) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of a Majority in Interest of each Class of Certificates affected by such amendment. Each party to this Agreement hereby agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

SECTION 10.02.	Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as in this Agreement provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.04.	Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the (i) Conveyed Assets by the Depositor to the Trustee and (ii) Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed to be the grant of a security interest in such property. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement or any Supplemental Transfer Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement or any Supplemental Transfer Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and (ii) the conveyances provided for in this Agreement or any Supplemental Transfer Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee to secure all of Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in and to the Trust Fund and the Conveyed Assets.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Conveyed Assets and the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 10.05.	Notices.

(a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;
2.	The occurrence of any Event of Default that has not been cured;

3.        The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

4.	The repurchase or substitution of Mortgage Loans pursuant to Section 2.03;

5.	The final payment to Certificateholders; and

6.        Any rating action involving the long-term credit rating of Countrywide, which notice shall be made by first class mail within two Business Days after the Trustee gains actual knowledge of such a rating action.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1. Each report to Certificateholders described in Section 4.06;

2. Each annual statement as to compliance described in Section 3.16;

3. Each annual independent public accountants’ servicing report described in Section 3.16; and

4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

(b) All directions, demands and notices under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to (1) in the case of the Depositor, CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4053, Attention: David A. Spector, (2) in the case of Countrywide, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4053, Attention: David A. Spector or such other address as may be hereafter furnished to the Depositor and the Trustee by Countrywide in writing, (3) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065, facsimile number (805) 520-5623, Attention: Mark Wong, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (4) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, facsimile number: (212) 815-3986, Attention: Mortgage-Backed Securities Group, CWMBS, Inc. Series 2006-1, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer, and (5) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 10.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders of the Certificates.

SECTION 10.07.	Assignment.

Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

SECTION 10.08.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created by this Agreement, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything set forth in this Agreement or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided in this Agreement, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09.	Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

SECTION 10.10.	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 10.11.	[Reserved].
SECTION 10.12.	Protection of Assets.

(a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i)	borrow money or issue debt;
(ii)	merge with another entity, reorganize, liquidate or sell assets; or
(iii)	engage in any business or activities.

(b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

ARTICLE XI

EXCHANGE ACT REPORTING

SECTION 11.01.	Filing Obligations.

The Master Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer and the Trustee shall (and the Master Servicer shall cause each Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

SECTION 11.02.	Form 10-D Filings.

(a)          In accordance with the Exchange Act, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Trustee, no later than 10 days following the Distribution Date, such other information identified by the Depositor or the Master Servicer, in writing, to be filed with the Commission (such other information, the “Additional Designated Information”). If the Depositor or Master Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Master Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Master Servicer, as the case may be, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Master Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The Master Servicer shall sign the Form 10-D filed on behalf of the Trust Fund.

(b)          No later than each Distribution Date, each of the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Master Servicer and the Trustee shall provide such information which is available to the Master Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Master Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the delivery of reports specified in Section 4.06(c) in the case of the Master

Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five Business Days following such request.

(c)          The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Master Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

SECTION 11.03.	Form 8-K Filings.

The Master Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Master Servicer. Each of the Master Servicer (and the Master Servicer shall cause any Subservicer to promptly notify), the Trustee shall promptly notify the Depositor and the Master Servicer (if the notifying party is not the Master Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person. Concurrently with any transfer of Supplemental Mortgage Loans, Countrywide shall notify the Depositor and the Master Servicer, if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.

SECTION 11.04.	Form 10-K Filings.

Prior to March 30th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Master Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.16, (ii) annual report on assessments of compliance with servicing criteria described under Section 11.07 and (iii) accountant’s report described under Section 11.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 11.05.

If the Item 1119 Parties listed on Exhibit U have changed since the Closing Date, no later than March 1 of each year, the Master Servicer shall provide each of the Master Servicer (and the Master Servicer shall provide any Subservicer) and the Trustee with an updated Exhibit U setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in 2007, the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Master Servicer or the Trustee, as applicable, and in the case of the Master Servicer shall cause each Subservicer, to provide, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person’s report on assessment of compliance with the Servicing Criteria described under Section 11.07 or related registered public accounting firm attestation report described under Section 11.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person’s report on assessment of compliance with the Servicing Criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

SECTION 11.05.	Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff)). No later than March 15 of each year, beginning in 2007, the Master Servicer and the Trustee shall (unless such person is the Certifying Person), and the Master Servicer shall cause each Subservicer and Reporting Subcontractor, and the Trustee shall cause each Reporting Subcontractor, to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit S-1 (in the case of a Subservicer and any co-trustee) and Exhibit S-2 (in the case of the Trustee), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer in charge of the servicing function of the Master Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Master Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Master Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

SECTION 11.06.	Form 15 Filing.

Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

SECTION 11.07.	Report on Assessment of Compliance and Attestation.

(a) On or before March 15 of each calendar year, commencing in 2007:

(1)        Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Master Servicer’s or the Trustee’s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit T hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and the Master Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

(2)        Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Master Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

(3)        The Master Servicer shall cause each Subservicer and each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 11.07.

(4)        The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor and the Master Servicer an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section.

(5)        The Master Servicer and the Trustee shall execute (and the Master Servicer shall cause each Subservicer to execute, and the Master Servicer and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.16, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and (iii) accountant’s report provided pursuant to this Section 11.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

(b) In the event the Master Servicer, any Subservicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 11.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Mortgage Loans.

(c) Each assessment of compliance provided by a Subservicer pursuant to Section 11.07(a)(3) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit T hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 11.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified by the Master Servicer or the Trustee, as applicable, pursuant to Section 11.07(a)(1).

SECTION 11.08.	Use of Subservicers and Subcontractors.

(a)          The Master Servicer shall cause any Subservicer used by the Master Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.16 and this Article XI to the same extent as if such Subservicer were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 3.16, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 11.07 and any certification required to be delivered to the Certifying Person under Section 11.05 as and when required to be delivered. As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Master Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

(b)          It shall not be necessary for the Master Servicer, any Subservicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 11.07 and 11.09 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable. The Master Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 11.05 and 11.07, in each case as and when required to be delivered.

SECTION 11.09.	Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XI, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XI pursuant to Section 10.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Master Servicer in this Article XI with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Master Servicer satisfactory to the Depositor, and such Master Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit V.

* * * * * *

IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CWMBS, INC., as Depositor

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Cirino Emanuele
Name: Cirino Emanuele
Title: Assistant Vice President

COUNTRYWIDE HOME LOANS SERVICING LP, as Master Servicer

By: COUNTRYWIDE GP, INC.

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Senior Vice President

Acknowledged solely with respect to its obligations under Section 4.01(b):

THE BANK OF NEW YORK, in its individual capacity

By:	/s/ David Watson
Name: David Watson
Title: Assistant Vice President

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On this 26th day of January, 2006, before me, a notary public in and for said State, appeared Michael Schloessmann, personally known to me on the basis of satisfactory evidence to be a Vice President of CWMBS, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 26th day of January, 2006, before me, a notary public in and for said State, appeared ___________, personally known to me on the basis of satisfactory evidence to be a ____________of The Bank of New York, one of the banking corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On this 26th day of January, 2006, before me, a notary public in and for said State, appeared Michael Schloessmann, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide Home Loans Servicing LP, a Texas limited partnership, one of the organizations that executed the within instrument, and also known to me to be the person who executed it on behalf of such organization and acknowledged to me that such organization executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

SCHEDULE I

Mortgage Loan Schedule

[Delivered at Closing to Trustee]

SCHEDULE I-A

Prepayment Charge Schedule

[Delivered at Closing to Trustee]

SCHEDULE II

CWMBS, Inc.

Mortgage Pass-Through Certificates

Series 2006-1

Representations and Warranties of the Master Servicer

Countrywide Home Loans Servicing LP (“Countrywide Servicing”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among Countrywide Home Loans Servicing LP, as master servicer, CWMBS, Inc., as depositor, and The Bank of New York, as trustee.

(1)          Countrywide Servicing is duly organized as a limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Countrywide Servicing in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

(2)          Countrywide Servicing has the full partnership power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary partnership action on the part of Countrywide Servicing the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Countrywide Servicing, enforceable against Countrywide Servicing in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3)          The execution and delivery of the Pooling and Servicing Agreement by Countrywide Servicing, the servicing of the Mortgage Loans by Countrywide Servicing under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Countrywide Servicing and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of Countrywide Servicing or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Countrywide Servicing is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide Servicing of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide Servicing; and Countrywide Servicing is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the ability of Countrywide Servicing to perform or meet any of its obligations under the Pooling and Servicing Agreement.

(4)          Countrywide Servicing is an approved servicer of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(5)          No litigation is pending or, to the best of Countrywide Servicing’s knowledge, threatened, against Countrywide Servicing that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Countrywide Servicing to service the Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

(6)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide Servicing of, or compliance by Countrywide Servicing with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Countrywide Servicing has obtained the same.

(7)          Countrywide Servicing is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

SCHEDULE III

CWMBS, Inc.

Mortgage Pass-Through Certificates

Series 2006-1

Representations and Warranties as to the Mortgage Loans

CWMBS, Inc. (the “Depositor”) hereby confirms that the representations and warranties set forth in this Schedule III have been made by Luminent under the Mortgage Loan Purchase Agreement:

Luminent hereby represents and warrants to the Purchaser as of the Closing Date that:

(a)           The information set forth on Schedule I to this Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

(b)           This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Mortgage Loans, all scheduled payments with respect thereto after the Cut-off Date, all proceeds of the Mortgage Loans and all other Purchased Assets.

(c)           Immediately prior to the assignment of each Mortgage Loan to the Purchaser, the Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement. Immediately upon the transfer and assignment contemplated by Section 2.01(a) of this Agreement, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser and the Purchaser will hold good, marketable and indefeasible title, to and be the sole owner of each Mortgage Loan subject to no liens other than liens that may arise through the Purchaser.

(d)           Other than the sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the sale of the Mortgage Loans to the Purchaser pursuant to this Agreement or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

(e)           All requirements of any applicable federal, state or local law, including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the origination, servicing and collection of the Mortgage Loans have been complied with in all material respects, and the Mortgagor received all disclosure materials required by applicable law with respect to making of the Mortgage Loan and if the Mortgage Loan is a refinanced mortgage loan, rescission materials required by applicable laws.

(f)           The Mortgage Loans were selected from among the outstanding mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Agreement can be made. Such selection was not made in a manner intended to adversely affect the interest of the Purchaser.

(g)           No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or any other statute or regulation providing assignee liability to holders of such mortgage loans.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the Mortgage Files to the Purchaser, and by the Purchaser to the Trustee.

SCHEDULE IV

Principal Balance Schedules

*[Attached to Prospectus Supplement, if applicable.]

SCHEDULE V

Form of Monthly Master Servicer Report

LOAN LEVEL REPORTING SYSTEM
DATABASE STRUCTURE
[MONTH, YEAR]
Field Number	Field Name	Field Type	Field Width	Dec
1	INVNUM	Numeric	4
2	INVBLK	Numeric	4
3	INACNU	Character	8
4	BEGSCH	Numeric	15	2
5	SCHPRN	Numeric	13	2
6	TADPRN	Numeric	11	2
7	LIQEPB	Numeric	11	2
8	ACTCOD	Numeric	11
9	ACTDAT	Numeric	4
10	INTPMT	Numeric	8
11	PRNPMT	Numeric	13	2
12	ENDSCH	Numeric	13	2
13	SCHNOT	Numeric	13	2
14	SCHPAS	Numeric	7	3
15	PRINPT	Numeric	7	3
16	PRIBAL	Numeric	11	2
17	LPIDTE	Numeric	13	2
18	DELPRN	Numeric	7
19	PPDPRN	Numeric	11	2
20	DELPRN	Numeric	11	2
21	NXTCHG	Numeric	8
22	ARMNOT	Numeric	7	3
23	ARMPAS	Numeric	7	3
24	ARMPMT	Numeric	11	2
25	ZZTYPE	Character	2
26	ISSUID	Character	1
27	KEYNAME	Character	8
TOTAL			240
Suggested Format:	DBASE file Modem transmission

EXHIBIT A

[FORM OF SENIOR CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).]

[UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, AND IS NOT INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO, OR TO A PERSON INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                                    :

Cut-off Date	:
First Distribution Date	:

Initial Certificate Balance

of this Certificate

(“Denomination”)	:	$

Initial Certificate Balance

of all Certificates of

this Class	:	$
CUSIP	:
Interest Rate	:
Maturity Date	:

CWMBS, INC.

Mortgage Pass-Through Certificates, Series 2006-1

Class [ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

CWMBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that             is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage

Loans deposited by CWMBS, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”)~~,~~ and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[Until this certificate has been the subject of an ERISA-Qualifying Underwriting, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. Unless the transferee delivers the Opinion of Counsel described above, such representation shall be deemed to have been made to the Trustee by the Transferee’s acceptance of a Certificate of this Class and by a beneficial owner’s acceptance of its interest in a Certificate of this Class. Notwithstanding anything else to the contrary herein, until such certificate has been the subject of an ERISA-Qualifying Underwriting, any purported transfer of a Certificate of this Class to, or to a person investing assets of, an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

*    *    *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 26, 2006

THE BANK OF NEW YORK, as Trustee

By:

Countersigned:

By _________________________________________

Authorized Signatory of

THE BANK OF NEW YORK,

as Trustee

EXHIBIT B

[FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH A BENEFIT PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (ii) IF SUCH CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND THE

PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No. :
Cut-off Date	:
First Distribution Date	:

Initial Certificate Balance

of this Certificate

(“Denomination”)	:	$

Initial Certificate Balance

of all Certificates of

this Class	:	$
CUSIP	:
Interest Rate	:
Maturity Date	:

CWMBS, INC.

Mortgage Pass-Through Certificates, Series 2006-1

Class ☐

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

CWMBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”)~~,~~ and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Sellers, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, (ii) if such certificate has been the subject of an ERISA-Qualifying Underwriting and the transferee is an insurance company, a representation that the transferee is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such Certificate will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 26, 2006

THE BANK OF NEW YORK, as Trustee

By:

Countersigned:

By _________________________________________

Authorized Signatory of

THE BANK OF NEW YORK,

as Trustee

EXHIBIT C-1

[FORM OF CLASS A-R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH A BENEFIT PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (ii) IF SUCH CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

Certificate No.                                    :

Cut-off Date	:
First Distribution Date	:

Initial Certificate Balance

of this Certificate

(“Denomination”)	:	$

Initial Certificate Balance

of all Certificates of

this Class	:	$
CUSIP	:
Interest Rate	:
Maturity Date	:

CWMBS, INC.

Mortgage Pass-Through Certificates, Series 2006-1

Class A-R

evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

CWMBS, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Balance of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by CWMBS, Inc. (the

“Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”)~~,~~ and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, (ii) if such certificate has been the subject of an ERISA-Qualifying Underwriting and the transferee is an insurance company, a representation that the transferee is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such Certificate will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R

Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 26, 2006

THE BANK OF NEW YORK, as Trustee

By:

Countersigned:

By _________________________________________

Authorized Signatory of

THE BANK OF NEW YORK,

as Trustee

EXHIBIT C-2

[FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CLASS P CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF THAT PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.            :

Cut-off Date	:
First Distribution Date	:

Initial Notional Amount

of this Certificate	:	$

Initial Notional Amount

of all Certificates

of this Class	:	$

Initial Certificate Balance

of this Certificate

(“Denomination”)	:	$

Initial Certificate Balance

of all Certificates

of this Class	:	$
CUSIP	:
ISN	:
Interest Rate	:	N/A
Maturity Date	:

CWMBS, INC.

Luminent Mortgage Trust 2006-1

Mortgage Pass-Through Certificates, Series 2006-1

Class P

evidencing a percentage interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

CWMBS, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Countrywide Securities Holdings, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by CWMBS, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”) and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Class P Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under the Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within two years from the date of the initial issuance of Certificates, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Regulations promulgated pursuant to the Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Class P Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of or investing plan assets of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class P Certificate will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Class P Certificate to or on behalf of an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

This Class P Certificate may not be pledged or used as collateral for any other obligation if it would cause any portion of the Trust Fund to be treated as a taxable mortgage pool under Section 7701(i) of the Code.

Each Holder of this Class P Certificate will be deemed to have agreed to be bound by the transfer restrictions set forth in the Agreement and all other terms and provisions of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 26, 2006

THE BANK OF NEW YORK, as Trustee

By:

Countersigned:

By _________________________________________

Authorized Signatory of

THE BANK OF NEW YORK,

as Trustee

EXHIBIT D

[FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTION IN RESPECT OF PRINCIPAL.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, AND IS NOT INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, UNTIL THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO, OR A PERSON INVESTING ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                                     :

Cut-off Date	:
First Distribution Date	:

Initial Notional Amount

of this Certificate

(“Denomination”)	:	$

Initial Notional Amount

of all Certificates

of this Class	:	$
CUSIP	:
Interest Rate	:	Interest Only
Maturity Date	:

CWMBS, INC.

Mortgage Pass-Through Certificates, Series 2006-1

Class ☐

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

CWMBS, Inc., as Depositor

The Notional Amount of this certificate at any time, may be less than the Notional Amount as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Notional Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by CWMBS, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”)~~,~~ and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[Until this certificate has been the subject of an ERISA-Qualifying Underwriting, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of or investing plan assets of any such benefit plan or arrangement, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), a trustee of any such benefit plan or arrangement or any other person acting on behalf of any such benefit plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. When the transferee delivers the Opinion of Counsel described above, such representation shall be deemed to have been made to the Trustee by the Transferee’s acceptance of a Certificate of this Class and by a beneficial owner’s acceptance of its interest in a Certificate of this Class. Notwithstanding anything else to the contrary herein, until such certificate has been the subject of an ERISA-Qualifying Underwriting, any purported transfer of a Certificate of this Class to, or a person investing assets of, an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

*   *   *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January 26, 2006

THE BANK OF NEW YORK, as Trustee

By:

Countersigned:

By _________________________________________

Authorized Signatory of

THE BANK OF NEW YORK,

as Trustee

EXHIBIT E

[FORM OF] REVERSE OF CERTIFICATES

CWMBS, INC.

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as CWMBS, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Sellers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Pool Stated Principal Balance is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option, subject to the limitations set forth in the Agreement, to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the _____day of ___________________, 20__ before me, a notary public in and for said State, personally appeared _____________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT F-1

[FORM OF] INITIAL CERTIFICATION OF TRUSTEE

(INITIAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 2006-1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i) (a) the original Mortgage Note endorsed in the following form: “Pay to the order of __________, without recourse” or (b) with respect to any Lost Mortgage Note, a lost note affidavit from Countrywide stating that the original Mortgage Note was lost or destroyed; and

(ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Initial Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Initial Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT F-2

[FORM OF] INITIAL CERTIFICATION OF TRUSTEE

(SUPPLEMENTAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 20__-__ and the Supplemental Transfer Agreement dated as of [month] ____, 200_ among CWMBS, Inc., as Depositor, and The Bank of New York, as Trustee

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) and the Supplemental Transfer Agreement, dated as of [month] ____, 200_, the undersigned, as Trustee, hereby certifies that, as to each Supplemental Mortgage Loan listed in the Mortgage Loan Schedule (other than any Supplemental Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i) (a) the original Mortgage Note endorsed in the following form: “Pay to the order of __________, without recourse” or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed; and

(ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Supplemental Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT G-1

[FORM OF] DELAY DELIVERY CERTIFICATION OF TRUSTEE

(INITIAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 2006-1

Gentlemen:

Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto (the “Schedule A”), delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). The undersigned hereby certifies that, as to each Delay Delivery Initial Mortgage Loan listed on Schedule A attached hereto (other than any Initial Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

(i)

the original Mortgage Note, endorsed by Countrywide or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from Countrywide, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

(ii)

in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Initial Mortgage Loan and language indicating that the Initial Mortgage Loan is a MOM Loan if the Initial Mortgage Loan is a MOM Loan,

with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

(iii)

in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to “The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2004, without recourse”, or, in the case of each Initial Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

(iv)	the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage Loan)];
(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

(vi)

the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan Countrywide cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by Countrywide, the applicable title company, escrow agent or attorney, or the originator of such Initial Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the “Mortgage Loan Schedule” in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Initial Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT G-2

[FORM OF] DELAY DELIVERY CERTIFICATION

(SUPPLEMENTAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 20__-__ and the Supplemental Transfer Agreement dated as of [month] ____, 200_ among CWMBS, Inc., as Depositor and The Bank of New York, as Trustee

Gentlemen:

Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto (the “Schedule A”), delivered by the undersigned, as Trustee, on [month] __, 200_ (such date being the related “Supplemental Transfer Date” in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). The undersigned hereby certifies that, as to each Delay Delivery Supplemental Mortgage Loan listed on Schedule A attached hereto (other than any Supplemental Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

(i)

the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

(ii)

in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Supplemental Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Supplemental Mortgage Loan and language indicating that the Supplemental Mortgage Loan is a MOM Loan if the Supplemental Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

(iii)

in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to “The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2004, without recourse”, or, in the case of each Supplemental Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

(iv)	the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage Loan)];
(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

(vi)

the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Supplemental

Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Supplemental Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT H-1

[FORM OF] FINAL CERTIFICATION OF TRUSTEE

(INITIAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 2006-1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

the original Mortgage Note, endorsed by Countrywide or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from Countrywide, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

(ii)

in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

(iii)

in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to “The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2004, without recourse”, or, in the case of each Initial Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

(iv)

the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan)];

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

(vi)

the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

In the event that in connection with any Initial Mortgage Loan that is not a MERS Mortgage Loan Countrywide cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by Countrywide, the applicable title company, escrow agent or attorney, or the originator of such Initial Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the “Mortgage Loan Schedule” in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and

Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Initial Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Initial Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT H-2

[FORM OF] FINAL CERTIFICATION OF TRUSTEE

(SUPPLEMENTAL MORTGAGE LOANS)

[date]

[Depositor]

[Master Servicer]

[Countrywide]

Re:

Pooling and Servicing Agreement among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee, Mortgage Pass-Through Certificates, Series 20__-__ and the Supplemental Transfer Agreement dated as of [month] ____, 200_ among CWMBS, Inc., as Depositor and The Bank of New York, as Trustee

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Supplemental Mortgage Loan listed in the Mortgage Loan Schedule (other than any Supplemental Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

(ii)

in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Supplemental Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

(iii)

in the case of each Supplemental Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to “The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of [month] 1, 2004, without recourse”, or, in the case of each Supplemental Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

(iv)

the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each Supplemental Mortgage Loan that is a MERS Mortgage Loan)];

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

(vi)

the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

In the event that in connection with any Supplemental Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Supplemental Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Supplemental Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (xi) and (xiv) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Supplemental Mortgage Loans identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Supplemental Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT I

[FORM OF] TRANSFER AFFIDAVIT

CWMBS, Inc.

Mortgage Pass-Through Certificates

Series 2006-1

STATE OF	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1.            The undersigned is an officer of                           , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, dated as of _________ __, 2___ (the “Agreement”), by and among CWMBS, Inc., as depositor (the “Depositor”), Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.            The Transferee is not an employee benefit plan that is subject to Title I of ERISA or to section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee will endeavor to remain a Permitted Transferee for so long as it retains its Ownership Interest in the Certificate. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

3.            The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.            The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.            The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.            The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J-1 to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.            The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificates.

8.	The Transferee’s taxpayer identification number is ______________.

9.            The Transferee is a U.S. Person as defined in Code section 7701(a)(30) and, unless the Transferor (or any subsequent transferor) expressly waives such requirement, will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

10.          The Transferee is aware that the Class A-R Certificates may be “noneconomic residual interests” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the Holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

11.          The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes. The Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future.

12.         Unless the Transferor (or any subsequent transferor) expressly waives such requirement, the Transferee (and any subsequent transferee) certifies (or will certify), respectively, that the transfer satisfies either the “Asset Test” imposed by Treasury Regulation § 1.860E-1(c)(5) or the “Formula Test” imposed by Treasury Regulation § 1.860E-1(c)(7).

*       **

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf by its duly authorized officer, this_____ day of ___________, 2___.

PRINT NAME OF TRANSFEREE

By:
Name:
Title:

[Corporate Seal]

ATTEST:

____________________________________________

[Assistant] Secretary

Personally appeared before me the above-named                      , known or proved to me to be the same person who executed the foregoing instrument and to be the                               of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this	day of	, 20 .

NOTARY PUBLIC My Commission expires the ___ day of , 20__

WAIVER OF REQUIREMENT THAT TRANSFEREE CERTIFIES TRANSFER OF CERTIFICATE SATISFIES CERTAIN REGULATORY “SAFE HARBORS”

The Transferor hereby waives the requirement that the Transferee certify that the transfer of the Certificate satisfies either the “Asset Test” imposed by Treasury Regulation § 1.860E-1(c)(5) or the “Formula Test” imposed by Treasury Regulation § 1.860E-1(c)(7).

CWMBS, INC

By:
Name:
Title:

EXHIBIT 1 to

EXHIBIT I

Certain Definitions

“Asset Test”: A transfer satisfies the Asset Test if: (i) At the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any “related person” or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy such monetary conditions; (ii) The transferee must be an “eligible corporation” and must agree in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies paragraphs 9 through 11 of this Transfer Affidavit and the Asset Test. A transfer fails to meet the Asset Test if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers of the Certificate; and (iii) A reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Certificate will not be paid. The consideration given to the transferee to acquire the Certificate is only one factor to be considered, but the transferor will be deemed to know that the transferee cannot or will not pay if the amount of consideration is so low compared to the liabilities assumed that a reasonable person would conclude that the taxes associated with holding the Certificate will not be paid. For purposes of applying the Asset Test, (i) an “eligible corporation” means any domestic C corporation (as defined in section 1361(a)(2) of the Code) other than (A) a corporation which is exempt from, or is not subject to, tax under section 11 of the Code, (B) an entity described in section 851(a) or 856(a) of the Code, (C) A REMIC, or (D) an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies; (ii) a “related person” is any person that (A) bears a relationship to the transferee enumerated in section 267(b) or 707(b)(1) of the Code, using “20 percent” instead of “50 percent” where it appears under the provisions, or (B) is under common control (within the meaning of section 52(a) and (b)) with the transferee.

“Formula Test”: A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the Certificate does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the Certificate; (ii) the present value of the expected future distributions on the Certificate; and (iii) the present value of the anticipated tax savings associated with holding the Certificate as the issuing REMIC generates losses. For purposes of applying the Formula Test: (i) The transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b)(1) of the Code. If the transferee has been subject to the alternative minimum tax under section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the tax rate specified in section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in section 11(b)(1) of the Code; (ii) The transfer must satisfy paragraph 9 of the Transfer Affidavit; and (iii) Present values are computed using a discount rate equal to the Federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the taxpayer.

“Ownership Interest”: As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed under the Agreement to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

EXHIBIT 2 to

EXHIBIT I

Section 5.02(c) of the Agreement

(c)          Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

(1)          Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(2)          Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) on or about the Closing Date, no Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(3)          Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee.

(4)          Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted

Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(5)          The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Class A-R Certificate set forth in this section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Master Servicer, to the effect that the elimination of such restrictions will not cause any constituent REMIC of any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT J-1

[FORM OF] TRANSFEROR CERTIFICATE

(RESIDUAL)

_____________________

Date

CWMBS, Inc.

4500 Park Granada

Calabasas, California 91302

Attention:	David A. Spector

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention:	Mortgage-Backed Securities Group

Series 2006-1

Re:	CWMBS, Inc. Mortgage Pass-Through Certificates, Series 2006-1, Class

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,
Print Name of Transferor

By:
Authorized Officer

EXHIBIT J-2

[FORM OF] TRANSFEROR CERTIFICATE

(PRIVATE)

_____________________

Date

CWMBS, Inc.

4500 Park Granada

Calabasas, California 91302

Attention:	David A. Spector

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention:	Mortgage-Backed Securities Group

Series 2006-1

Re:	CWMBS, Inc. Mortgage Pass-Through Certificates,
Series 2006-1, Class

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,
Print Name of Transferor

By:
Authorized Officer

EXHIBIT K

[FORM OF] INVESTMENT LETTER (NON-RULE 144A)

_____________________________________

Date

CWMBS, Inc.

4500 Park Granada

Calabasas, California 91302

Attention:	David A. Spector

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention:	Mortgage-Backed Securities Group

Series 2006-1

Re:	CWMBS, Inc. Mortgage Pass-Through Certificates, Series 2006-1, Class

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of or investing the assets of any such benefit plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60,

(e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,
Print Name of Transferee

By:
Authorized Officer

EXHIBIT L

[FORM OF] RULE 144A LETTER

___________________________________

Date

CWMBS, Inc.

4500 Park Granada

Calabasas, California 91302

Attention:	David A. Spector

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention:	Mortgage-Backed Securities Group

Series 2006-1

Re:	CWMBS, Inc. Mortgage Pass-Through Certificates, Series 2006-1, Class

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of or investing the assets of any such benefit plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting and we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,
Print Name of Transferee

By:
Authorized Officer

ANNEX 1 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.            As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.            In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___	Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.
___

Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___	Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.            The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.            Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.            As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.            In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___	The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
___

The Buyer is part of a Family of Investment Companies which owned in the aggregate $         in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.            The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.            The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.            Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser
By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT M

[FORM OF] REQUEST FOR RELEASE

(for Trustee)

CWMBS, Inc.

Mortgage Pass-Through Certificates

Series 2006-1

Loan Information

Name of Mortgagor:
Servicer Loan No.:

Trustee

Name:
Address:

Trustee Mortgage File No.:

The undersigned Master Servicer hereby acknowledges that it has received from The Bank of New York, as Trustee for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series among the Trustee, Countrywide Home Loans Servicing LP, as Master Servicer and CWMBS, Inc., as Depositor.

( )	Mortgage Note dated _______________, 20__, in the original principal sum of $___________, made by ____________________________, payable to, or endorsed to the order of, the Trustee.

( )

Mortgage recorded on __________________ as instrument no. ______________________ in the County Recorder’s Office of the County of _________________________, State of _______________________ in book/reel/docket _________________________ of official records at page/image _______________________________.

( )

Deed of Trust recorded on ______________________ as instrument no. ___________ in the County Recorder’s Office of the County of __________________________, State of _____________________ in book/reel/docket _________________________ of official records at page/image ____________________________.

( )

Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____________________ as instrument no. __________________ in the County Recorder’s Office of the County of _____________________, State of ___________________ in book/reel/docket ________________ of official records at page/image ______________________.

( )	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )
( )
( )
( )

The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1)                 The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2)                 The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3)                 The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4)                 The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer’s possession, custody or control.

COUNTRYWIDE HOME LOANS SERVICING LP

By:

Its

Date:_________________, 20__

EXHIBIT N

[FORM OF] REQUEST FOR RELEASE OF DOCUMENTS

To:	The Bank of New York	Attn: Mortgage Custody

Services

Re:	The Pooling & Servicing Agreement dated January 26, 2006, among Countrywide Home Loans Servicing LP, as Master Servicer, CWMBS, Inc. and The Bank of New York, as Trustee

Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee for CWMBS, Inc., we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

FT Account #:	Pool #:

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

1.	Mortgage Loan paid in full.

2.	Mortgage Loan Liquidated.

3.	Mortgage Loan in Foreclosure.

4.	Other (explain):

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

TRUSTEE CONSENT TO RELEASE AND

ACKNOWLEDGEMENT OF RECEIPT

By:
Name:
Title:
Date:

EXHIBIT O

REVISED August 1, 2005

STANDARD & POOR'S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT P

FORM OF SUPPLEMENTAL TRANSFER AGREEMENT

THIS SUPPLEMENTAL TRANSFER AGREEMENT, dated as of ____________, 200_ (this “Supplemental Transfer Agreement”), among CWMBS, INC., a Delaware corporation, as depositor (the “Depositor”), under the Pooling and Servicing Agreement referred to below, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”);

WHEREAS, the Depositor, the Sellers, the Trustee and Countrywide Home Loans Servicing LP, as Master Servicer, have entered in the Pooling and Servicing Agreement, dated as of [month] 1, 2003 (the “Pooling and Servicing Agreement”), in relation to the CHL Mortgage Pass-Through Trust 200_-_, Mortgage Pass-Through Certificates, Series 200_-_;

WHEREAS, Section 2.01(e) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Supplemental Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

(a)         The “Supplemental Transfer Date” with respect to this Supplemental Transfer Agreement shall be ________, 200_.

(b)        The “Aggregate Supplemental Purchase Amount” with respect to this Supplemental Transfer Agreement shall be $________; provided, however, that such amount shall not exceed the amount on deposit in the Supplemental Loan Account.

(c)         The “Capitalized Interest Requirement” with respect to this Supplemental Transfer Agreement shall be $________; provided, however, that such amount shall not exceed the amount on deposit in the Capitalized Interest Account.

(d)	[Reserved]

(e)         In case any provision of this Supplemental Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

(f)         In the event of any conflict between the provisions of this Supplemental Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

(g)        This Supplemental Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

(h)          The Supplemental Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties to this Supplemental Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CWMBS, INC., as Depositor

By:
Name:
Title:

THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Acknowledged and Agreed:

COUNTRYWIDE HOME LOANS SERVICING LP,

as Master Servicer

By: COUNTRYWIDE GP, INC.

By: _____________________________

Name:
Title:

EXHIBIT Q

OFFICER’S CERTIFICATE WITH RESPECT TO PREPAYMENTS

ASSET-BACKED CERTIFICATES,

Series 2006-1

[Date]

Via Facsimile

The Bank of New York,

as Trustee

101 Barclay Street

New York, New York 10286

Dear Sir or Madam:

Reference is made to the Pooling and Servicing Agreement, dated as of January 1, 2006, (the “Pooling and Servicing Agreement”) among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee. Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

__________________ hereby certifies that he/she is a Servicing Officer, holding the office set forth beneath his/her name and hereby further certifies as follows:

With respect to the Distribution Date in _________ 20☐ and each Mortgage Loan set forth in the attached schedule:

1. A Principal Prepayment in full or in part was received during the related Prepayment Period;

2. Any Prepayment Charge due under the terms of the Mortgage Note with respect to such Principal Prepayment was or was not, as indicated on the attached schedule using “Yes” or “No”, received from the Mortgagor and deposited in the Certificate Account;

3. As to each Mortgage Loan set forth on the attached schedule for which all or part of the Prepayment Charge required in connection with the Principal Prepayment was waived by the Master Servicer, such waiver was, as indicated on the attached schedule, based upon:

(i) the Master Servicer’s determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or

(ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law; and

4. We certify that all amounts due in connection with the waiver of a Prepayment Charge inconsistent with clause 3 above which are required to be deposited by the Master Servicer pursuant to Section 3.19 of the Pooling and Servicing Agreement, have been or will be so deposited.

COUNTRYWIDE HOME LOANS, INC.,

as Master Servicer

SCHEDULE OF MORTGAGE LOANS FOR WHICH A PREPAYMENT WAS RECEIVED DURING THE RELATED PREPAYMENT PERIOD

Loan Number	Clause 2: Yes/No	Clause 3: (i) or (ii)

EXHIBIT R

MONTHLY REPORT

EXHIBIT S-1

FORM OF PERFORMANCE CERTIFICATION

(Subservicer)

Re: The Pooling and Servicing Agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”) among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, and [Subservicing Agreement] dated as of [ ] (the “Agreement”)

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor and the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)        I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200☐ that were delivered by the Company to the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)        Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)        Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer];

(4)        I am responsible for reviewing the activities performed by the Company as a servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(5)        The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT S-2

FORM OF PERFORMANCE CERTIFICATION

(Trustee)

Re: The Pooling and Servicing Agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”) among CWMBS, Inc., as Depositor, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor and the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)        I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”) the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), [all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund] (collectively, the “Distribution Date Statements”);

(2)        Assuming the accuracy and completeness of the information delivered to the Company by the Master Servicer as provided in the Pooling and Servicing Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-D’s included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200☐, is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

(3)        Based solely on the information delivered to the Company by the Master Servicer as provided in the Pooling and Servicing Agreement, (i) the distribution information required under the Pooling and Servicing Agreement to be contained in the Trust Fund’s Distribution Date Statements and (ii) the servicing information required to be provided by the Master Servicer to the trustee for inclusion in the Trust Fund’s Distribution Date Statements, to the extent received by the Trustee from the Master Servicer in accordance with the Pooling and Servicing Agreement, is included in such Distribution Date Statements;

(4)        The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from the Master Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Master Servicer;

(5)        I am responsible for reviewing the activities performed by the Company as a person “performing a servicing function” under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Servicing Assessment and except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Pooling and Servicing Agreement; and

(6)        The Servicing Assessment and Attestation Report required to be provided by the Company pursuant to the Pooling and Servicing Agreement, have been provided to the Master Servicer and the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer and the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT T

FORM OF

SERVICING CRITERIA TO BE ADDRESSED IN

ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by [the Master Servicer] [Trustee] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF MASTER SERVICER] [NAME OF TRUSTEE] [NAME OF SUBSERVICER]
Date:

By:
Name:
Title:

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE AND PREPAYMENT CHARGE SUMMARY

[Delivered to Trustee at closing and on file with the Trustee.]

SCHEDULE II

COLLATERAL SCHEDULE

Characteristic	Applicable Section	Loan Group 1	Loan Group 2	Loan Group 3
Single-Family Detached Dwellings	2.03(b)(32)	78.95%	72.86%	75.50%
Two- to Four-Family Dwellings	2.03(b)(32)	3.45%	3.40%	3.01%
Low-Rise Condominium Units	2.03(b)(32)	3.54%	6.57%	4.71%
High-Rise Condominium Units	2.03(b)(32)	0.45%	0.46%	0.24%
Manufactured Housing	2.03(b)(32)	0.06%	0.00%	0.04%
PUDs	2.03(b)(32)	13.57%	16.72%	16.49%
Earliest Origination Date	2.03(b)(33)	03/31/1999	11/01/2003	09/21/1999
Prepayment Penalty	2.03(b)(35)	81.82%	70.84%	71.01%
Investor Properties	2.03(b)(36)	1.52%	1.01%	1.65%
Primary Residences	2.03(b)(36)	97.67%	98.66%	97.55%
Lowest Current Mortgage Rate	2.03(b)(48)	5.200%	4.850%	4.650%
Highest Current Mortgage Rate	2.03(b)(48)	12.075%	12.125%	12.500%
Weighted Average Current Mortgage Rate	2.03(b)(48)	7.042%	7.082%	7.427%
Lowest Gross Margin	2.03(b)(51)	N/A	1.100%	2.750%
Highest Gross Margin	2.03(b)(51)	N/A	11.600%	12.000%
Weighted Average Gross Margin	2.03(b)(51)	N/A	6.750%	7.229%
Date on or before which each Initial Mortgage Loan has a Due Date	2.03(b)(52)	May 1, 2005	May 1, 2005	May 1, 2005

Adjustment Date	Applicable Section	Adjustable Rate Mortgage Loans (other than Two-Year and Three-Year Hybrid Mortgage Loans)	Two-Year Hybrid Mortgage Loans	Three-Year Hybrid Mortgage Loans
Latest Next Adjustment Date	2.03(b)(34)	February 1, 2010	April 1, 2007	April 1, 2008

SCHEDULE III

CLASS 3-AV-1 TARGET BALANCE SCHEDULE

Month of Distribution Date	Class 3-AV-1 Target Balance ($)
May 2011	298,935,968.71
June 2011	288,502,269.74
July 2011	277,905,034.70
August 2011	267,416,759.74
September 2011	256,901,258.49
October 2011	246,224,588.09
November 2011	235,654,071.53
December 2011	224,923,977.07
January 2012	214,298,149.49
February 2012	203,644,720.87
March 2012	192,704,606.63
April 2012	181,995,091.83
May 2012	171,130,017.11
June 2012	160,364,443.14
July 2012	149,444,928.65
August 2012	138,622,993.31
September 2012	127,772,921.46
October 2012	116,771,348.75
November 2012	105,864,459.50
December 2012	94,807,709.16
January 2013	83,843,695.57
February 2013	72,851,156.51
March 2013	61,473,653.28
April 2013	50,422,923.13
May 2013	39,226,480.87
June 2013	28,117,848.36
July 2013	16,865,172.56
August 2013	5,698,323.93
September 2013 and thereafter	0.00

EXHIBIT U

LIST OF ITEM 1119 PARTIES

MORTGAGE PASS-THROUGH CERTIFICATES,

Series 200_-__

[Date]

Party	Contact Information

EXHIBIT V

[FORM OF] SARBANES-OXLEY CERTIFICATION

(Replacement of Master Servicer)